HUGHES VILLA LIMITED PARTNERSHIP

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

       This Second Amended and Restated Agreement of Limited Partnership is made and entered into as of the 1st day of August, 1997, by and among the undersigned parties.

       WHEREAS Billy W. Bunn, an individual resident of the State of Arkansas, as the partner, and Kathie L. Bunn also an individual resident of the State of Arkansas, as limited partner, entered into a limited partnership agreement dated November 15, 1993 pursuant to the Arkansas Revised Limited Partnership Act, to form Hughes Villa Limited Partnership the "Partnership"), which Agreement was filed in the of Secretary of State of the State of Arkansas on November 22, 1993 and which agreement was amended by an Amended Limited Partnership Agreement dated July 14, 1994, which was filed on July 14, 1994; and which agreement was again amended by an Amended and Restated Agreement of Limited Partnership dated April 29, 1996, and filed of record on June 4, 1996;

         AS the Partnership has been formed to develop, construct, own, maintain and operate a 21-unit multifamily housing development in Hughes, Arkansas, 40% of such dwelling units being set aside for rental to persons with incomes of not more than 60% of the median income for the area in which the Apartment Development is located ("Eligible Occupants") and the Apartment Development will be eligible for an annual Tax Credit of approximately 4.00% of the Apartment Development's estimated Qualified Basis, as provided in Section 42(g) of the Internal Revenue Code of 1986 (the "Code"), to be known as Hughes Villa (the "Housing Development"); and

       WHEREAS the Partnership has received a construction loan for the Housing Development in the principal amount of $768,015; and

       WHEREAS the Partnership has received a written commitment for a permanent mortgage loan in the amount of $384,000 for a term of 30 years at an interest rate of 6% to be provided by Arkansas Development Finance Authority and a second permanent mortgage loan in the amount of $384,015 for a term of 50 years at an effective interest rate of 1% to be provided by Rural Housing Community Development Service ("RHCDS") of the United States Department of Agriculture. The Apartment Development is expected to be eligible for a low-income housing credit pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Tax Credit") as well as certain interest credits and rental assistance payments; and



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       WHEREAS the Partnership  anticipates  that the Housing  Development  will qualify for the low-income housing tax credit provided for in Section 42 of the Code (the "Tax Credit") and it is anticipated that the annual Tax Credit available to the Partnership (the "Projected Tax Credit") will be (i) $4,451 for 1996; (ii) $39,560 each for years 1997 to 2005; and (iii) $35,109 of the year
2006. The state housing finance agency which has jurisdiction over the allocation of Tax Credit for the Apartment Development (the "State Agency") has received an application for Tax Credit for the Apartment Development in an annual amount of $39,560. The Limited Partner will be allocated 99% of the Tax Credit, or $39,164. The Tax Credit that will be allocated after the Apartment Development is placed in service will not exceed $39,560 per year; and

         WHEREAS the parties entered into an Amended and Restated Agreement and Certificate of Limited Partnership to (i) continue the Partnership, (ii) admit Landau, an Arkansas corporation (the "Investment Corporation"), to the
Partnership as a limited partner pursuant to the conditions set forth herein relating to its Capital Contribution and qualification of the Housing Development for the Tax Credit, which is the essence of this Agreement, (iii) effect the withdrawal of the Initial Limited Partner from the Partnership, (iv) reallocate certain Interests in the Partnership, (v) restate all of the provisions governing the Partnership, and (vi) cause the Partnership and its General Partner to become contractually bound to furnish certain information to, and cooperate with the Investment Corporation. This Second Amended and Restated Agreement of Limited Partnership will be filed with the office of the Secretary of State of the State of Arkansas.

         The parties now desire to enter into this Second Amended and Restated Agreement of Limited Partnership to (i) modify Section 10.06(b) of Amended and Restated Agreement; (ii) delete Section 4.01(v) of Amended and Restated Agreement; (iii) accept revised Exhibit C - Legal Opinion to delete provision
(g); (iv) to remove terminology AInvestment Partner/Partnership@;  (v) to modify
Section 6.07(a) and (b); and (vi) to modify 4.01(dd). All other terms and provisions of the Amended and Restated Agreement which are not specifically stated herein are incorporated herein by this reference.

       NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to continue the Partnership pursuant to the Act, as set forth in this Agreement, which reads in its entirety as herein provided.


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                                TABLE OF CONTENTS


                                                                 Page
ARTICLE I  DEFINED TERMS....................................     5

ARTICLE II CONTINUATION OF THE PARTNERSHIP

2.01     Continuation........................................    17
2.02     Name................................................    17
2.03     Principal Executive Offices.........................    17
2.04     Term................................................    17
2.05     Agent for Service of Process........................    17
2.06     Filing of Certificate...............................    17


ARTICLE III PURPOSE AND BUSINESS OF THE PARTNERSHIP

3.01     Purpose of the Partnership..........................    18
3.02     Authority of the Partnership........................    18
3.03     Certain RHCDS Requirements..........................    19


ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
            THE GENERAL PARTNER

4.01     Representations, Warranties and Covenants Relating to
         the Apartment Development and the Partnership.......    20
4.02     No Duty to Investigate..............................    30


ARTICLE V  PARTNERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS

5.01     Original Partners' Partnership Interests............    30
5.02     Capital Contribution of the Investment Partnership..    30
5.03     Withholding of Capital Contribution Upon Default....    34
5.04     Return of Partners' Capital Contributions...........    35


ARTICLE VI RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL
           PARTNER

6.01     Management of the Partnership......................     36
6.02     Limitations Upon the Authority of the General
         Partner............................................     36
6.03     Delegation of Authority............................     39
6.04     General Partner or Affiliates Dealing with the
         Partnership........................................     39
6.05     Other Activities...................................     40
6.06     Liability for Acts and Omissions...................     40


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




TABLE OF CONTENTS (continued)


6.07     Indemnities........................................     41
6.08     Payment of Development Costs and Excess Development
         Costs..............................................     42
6.09     Annual Priority Distributions, Operating Deficit Loans
         and Tax Credit Reduction Amount Reimbursement......     43
6.10     Other Loans to the Partnership.....................     44
6.11     Withholding of Fce Payments........................     44
6.12     Cost Savings.......................................     45
6.13     Property Management Agent..........................     45
6.14     Reports to Investment Corporation..................     46
6.15     Rent Increases.....................................     48

  ARTICLE VII CHANGES IN GENERAL PARTNER

7.01     Withdrawal of a General Partner....................     48
7.02     Effect of Bankruptcy or Legal Disability of a General
         Partner............................................     49
7.03     Removal of General Partner.........................     50
7.04     Admission of a Successor or Additional General
         Partner............................................     52

ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

8.01     No Management Powers...............................     53
8.02     Limitation on liability of Limited Partner.........     54
8.03     Other Activities...................................     55


ARTICLE IX TRANSFERS OF AND RESTRICTIONS ON TRANSFERS OF
                      RIGHTS OF LIMITED PARTNER

9.01     Purchase for Investment............................     55
9.02     Restrictions on Transfer of Limited Partner's
         Interests..........................................     56
9.03     Admission of Substitute Limited Partner............     56


ARTICLE X PROFITS, LOSSES, CREDITS AND DISTRIBUTIONS

10.01    Capital Accounts...................................     57
10.02    Determination of Profits, Losses and Credits.......     58
10.03    Allocation of Profits, Losses and Credits..........     60
10.04    Allocations in Case of Transfer of Interests.......     62
10.05    Authority of General Partner to vary Allocations
         to Preserve and Protect Partners' Intent...........     62
10.06    Distributions of Net Cash Flow.....................     63
10.07    Distribution of Sale and Refinancing Proceeds......     64
10.08    Liquidation Proceeds...............................     65
10.09    Tax Matters Partner................................     66
10.10    Tax Accounting.....................................     67

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

TABLE OF CONTENTS (continued)

ARTICLE XI DISSOLUTION AND LIQUIDATION

11.01             Dissolution of the Partnership....................68
11.02             Winding Up and Distribution.......................68

ARTICLE XII BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS, ETC.

12.01             Books and Records.................................69
12.02             Bank Accounts.....................................69
12.03             Accountants.......................................70
12.04             Reports to Partners...............................70
12.05             Fiscal Year and Accounting Method.................72


ARTICLE XIII GENERAL PROVISIONS

13.01             Arbitration  .....................................72
13.02             Amendments........................................72
13.03             Burden and Benefit................................72
13.04             Applicable Law....................................73
13.05             Counterparts......................................73
13.06             Severability of Provisions  ......................73
13.07             Entire Agreement..................................73
13.08             Use 0f Singular and Plural........................73
13.09             Notices to the Investment Partnership.............73


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                                    ARTICLE I


                                  DEFINED TERMS

         In addition to the abbreviations employed in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

         "Accountants" means such firm of independent certified public accountants as may be engaged by the General Partner with the consent of the Investment Corporation to prepare the Partnership income tax returns and financial statements.

     "Act" means the Revised Limited Partnership Act of the State, as amended from time to time during the term of the Partnership.

     "Actual Credit" means, at any time, the amount of the Tax Credit properly reportable by the Partnership in a calendar year for federal income tax purposes.

         "ADFA" means Arkansas Development Finance Authority, the construction lender and a permanent finance lender.

         "Affiliate" means any Person who (i) directly or indirectly controls, is controlled by, or is under common control with another Person referred to herein, (ii) owns or controls 10% or more of the outstanding voting securities of such other Person, or (iii) is an officer, partner, or trustee of such other Person.

         "Agreement" means this Amended and Restated Agreement and Certificate of Limited Partnership, as amended from time to time.

       "Apartment Development" means the land and the 21-unit multifamily rental housing development and other improvements to be constructed, owned and operated thereon by the Partnership, to be known as Hughes Villa.

         "Applicable Percentage" shall have the meaning ascribed to it in
Section 42(b) of the Code.

         "Bankruptcy" or "Bankrupt" as to any Person means (i) the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Act of 1898 or the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days), (ii) insolvency of such Person as finally determined by a court proceeding, (iii) filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such


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

Person or a substantial part of his assets, or (iv) commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

         "Breakeven Operations" means the receipt by the Partnership during a period of 24 consecutive calendar months after Final Closing of an amount of monthly rental income (solely from leases of dwelling units which meet the Rent Restriction Test and are occupied by Qualifying Individuals) which equals or exceeds all operating expenses incurred during such period including, but not limited to, maintenance expenses, management fees provided for in Article VI, required debt service payments, taxes, other assessments, insurance premiums and the required funding of any replacement reserve.

         "Capital Account" shall have the meaning ascribed to it in Section
10.01.

         "Capital Contribution" means the total amount of money or other property contributed to or for the benefit of the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Interest of such Partner.

         "Capital Contribution Period" means the period commencing with the payment of amounts required under Section 5.02(a)(i) and ending with the payment of amounts required under Section 5.02(a)(iv).

         "Certificate" means any certificate of limited partnership or any other instrument or document which is required under the Act or this Agreement to be signed and sworn to by any Partners of the Partnership and filed in the appropriate public offices within the State to perfect or maintain the Partnership as a limited partnership under the Act, or to protect the limited liability of the Limited Partner as a limited partner under the Act, or to indicate the admission of the Investment Partnership as a limited partner of the Partnership.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any provisions of succeeding law.

         "Compliance Period" means the 15-year period under Section 42(i) of the Code with respect to which the 40-60 Set-Aside Test and the Rent Restriction


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

Test apply to each building of the Apartment Development, beginning with the first full calendar year of the Credit Period.

         "Consent" means the written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. All communications relating to a consent under this Agreement shall be in such form as to constitute a Notice.

         "Construction Contract" means the construction contract (including all exhibits and attachments thereto) entered into between the Partnership and the Contractor, pursuant to which the Apartment Development is being constructed, or any amendment or modification or substitution thereof.

         "Construction Lender" means Arkansas Development Finance Authority in its capacity as lender of the Construction Loan, or its successors or assigns in such capacity, or any successor lender of the Construction Loan.

         "Construction Loan" means the construction loan made at Initial Closing by the Construction Lender in the principal amount of $768,030, to bear interest at the stated rate per annum, evidenced by a promissory note given by the Partnership to the Construction Lender and secured by a Mortgage and any related loan agreements, security agreements and financing statements.

         "Contractor" means Champion Builders, Inc., which is the general contractor for the construction of the Apartment Development.

         "Counsel for the Partnership" means Wright, Chaney, Berry & Daniel,
P.A..

         "Credit Period" means, beginning with the calendar year in which the Apartment Development (or any building thereof, as applicable under Section 42(g) of the Code) is placed in service, or if so elected, the following year, the 10-year period in which the Tax Credit is made available to the Partnership from the Apartment Development or any building therein pursuant to Section 42 of the Code.

         "Developer" means Billy W. Bunn.

         "Development Agreement" means the agreement among the Partnership, the Developer and Landau for the payment by the Partnership of Development Fees in consideration of costs incurred and development services rendered by the Developer to the Partnership In developing the Apartment Development, the provisions of which are herein incorporated by reference and deemed to be a part hereof.

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

     "Development Fees" shall mean the fees payable to the Developer as provided in the Development Agreement.

     "Eligible Basis" means the adjusted basis of the Apartment Development as determined by Section 42(d) of the Code.

     "Excess Development Costs" means all costs in excess of the proceeds of the Construction Loan or the Mortgage Loan which are or will be incurred to (i) complete construction and development of the Apartment Development and (ii) achieve Initial Closing and Final Closing including, without limitation, (A) Construction Loan and/or Mortgage Loan discounts or extension fees, (B)interest, taxes, property insurance or title insurance premiums not payable from Construction Loan proceeds, (C) construction cost overruns and the cost of any change orders which are not funded from Construction Loan or Mortgage Loan proceeds, (D) escrow deposits and/or any other amounts necessary for local taxes, utilities, insurance premiums and other purposes which are conditions to the Final Closing, (E) Operating Deficits incurred by the Partnership prior to Final Closing, and (F) loan assessment fee, or other such fee or fees, as may be assessed by the RHCDS and which are not payable out of Construction Loan or Mortgage Loan proceeds, or revenues and rents of the Partnership available at Final Closing.

     "Final Closing" means the date of the making of the Mortgage Loan.

     "40/60  Set-Aside  Test" means the minimum  set-aside  test  established by
Section 42 of the Code, whereby at least 40% of the dwelling units in the Apartment Development (or any building thereof, as applicable under Section 42(g) of the Code) must be occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size.

     "General Partner" or "General Partners" means any general partner or, collectively, all general partners signatory hereto, as the case may be, who, if there shall be more than one general partner, shall be jointly and severally liable for all liabilities and obligations imposed hereunder or by the Act on any General Partner or General Partners.

     "GP Questionnaire" means a document so entitled provided to the General Partner by the Investment Corporation.

     "Gross Rent" shall have the meaning ascribed to it by Section 42(g) of the Code (including, without limitation, any rent surcharges or other charges by RHCDS and any required utility allowance).

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

     "Initial Closing" means the date upon which the Construction Loan is closed and the first disbursement of proceeds of the Construction Loan, approved by the RHCDS, is made to the Partnership.

     "Initial Limited Partner" means Kathie L. Bunn.

     "Installment" means an installment of the Investment Partnership's Capital Contribution paid or payable to the Partnership pursuant to Section 5.02(b).

     "Investment Corporation" means Landau, an Arkansas corporation, which is a limited partner of the Partnership.

     "Land" means the tract of land in Hughes, Arkansas, upon which the Apartment Development will be located.

     "Legal Disability", "Legally Disabled or similar terms refer to the death, adjudication of incompetency (which term shall include, but not be limited to, insanity), or dissolution of any Person, not including Bankruptcy.

     "Limited Partner" means the Investment Partnership or a Substitute Limited Partner in such Person's capacity as a limited partner of the Partnership under the Act.

     "Liquidation   Proceeds"  means  the  gross  proceeds  to  the  Partnership resulting from the liquidation of Partnership assets.

     "Liquidator" means the General Partner or, if there are none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

     "Loan Agreement" means RHCDS Form 1944-34 or any other loan agreement governing the RHCDS's control over certain aspects of the Apartment Development.

     "Management Agent" means the management and rental agent for the Apartment Development.

     "Managing General Partner" means, if there shall be more than one General Partner signatory hereto, the Person who executes this Agreement at the place (if any) marked "Managing General Partner" on the signature page and named as such in the preamble to this Agreement, so long as the Person remains a General Partner, and in such case the term General Partner shall refer to the Managing General Partner in any provisions hereof pertaining to the power, authority, duties, administration or management functions of the General Partner to the


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

extent the Act permits any general partner to delegate a general partner's power of management, and the Managing General Partner shall (acting for and on behalf of the General Partner and the Partnership, in extension and not in limitation of rights and powers given by the Act) have the right, power and authority to manage the Partnership business and, to the extent permitted by the Act, perform all management and administrative functions set forth herein; provided, however, that any General Partner signatory hereto shall be jointly and severally liable for any and all obligations under the Act and liabilities imposed upon the General Partner.

       "Mortgage" means, as the context may require, any mortgage constituting a lien on the Apartment Development given by the Partnership (i) at the Initial Closing in favor of the Construction Lender or (ii) at the Final Closing in favor of the RHCDS, to secure the Construction Loan and the Mortgage Loan, respectively.

     "Mortgage Loan" means the nonrecourse mortgage loans in the total principal amount of $768,030 to be made to the Partnership by ADFA and RHCDS at Final Closing, which will be evidenced by a nonrecourse promissory note given by the Partnership to the ADFA and RHCDS and secured by a Mortgage and other related security documents and financing statements, including the Loan Agreement.

     "Net Cash Flow" means a net amount equal to (i) all cash received by the Partnership in any year from the Apartment Development (other than Liquidation Proceeds, Sale or Refinancing Proceeds, loan proceeds, Capital Contributions, or similar receipts not derived from operations) less (ii) RHCDS approved operating expenses of the Partnership in such year, required repayments of the Mortgage Loan in such year, required funding in such year of any replacement reserve, and any other deposits or escrows required by the RHCDS, which net amount is allowable for distribution in such year, or in some cases, the following year, pursuant to RHCDS rules, as a "return to owner." Net Cash Flow is estimated to be available in an annual amount of $2,329, based upon RHCDS Form 1930-7 as approved by RHCDS.

     "New Allocation" means any allocation pursuant to Section l0.05(a).

     "Notice" means a writing containing the information required by this Agreement to be communicated to a Person and sent by registered or certified mail, postage prepaid, return receipt requested, or recognized national overnight delivery service, to such Person at the last known address of such Person, the date of registry thereof or the date of the certified receipt therefore being deemed the date of such Notice, and complies with the provisions of Section 13.09; provided, however, that any written communication or


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

electronically transmitted facsimile containing such information sent to such Person actually received by such Person shall constitute Notice for all purposes of this Agreement.

     "Operation Deficit" means the amount by which (a) the sum of (i) rentals received by the Partnership under leases approved by RHCDS and (ii) any proceeds available from the Working Capital Loan is exceeded by (b) the sum of all the operating expenses incurred, including, but not limited to, maintenance expenses, management fees provided for in Article VI, required debt service payments, taxes, other assessments, insurance premiums, and the required funding of any replacement reserve, together with any State Agency fees, expenditures for Partnership accounting in excess of those approved by RHCDS, and, to the extent allowed by this Agreement, related Partnership obligations or expenditures.

     "Operation Deficit Loan" shall have the meaning ascribed to it in Section 6.09.

     "Partner" means any General Partner or any Limited Partner.

     "Partner Nonrecourse Liability" means any Partnership liability (a) that is considered nonrecourse under Treasury Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which no Partner or Related Person bears the economic risk of loss under Treasury Regulation Section 1.752-2.

     "Partner Nonrecourse Debt Minimum Gain" means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(g)(3).

     "Partnership" means Hughes Villa Limited Partnership.

     "Partnership Interest" means the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, and subject to the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

     "Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Nonrecourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d).

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

     "Partnership Nonrecourse Liability" means any Partnership liability (or portion thereof for which no Partner or Related Person bears the economic risk of loss as defined in Treasury Regulation Section 1.752-2.

     "Percentage Interest" means the percentage interest of each Partner as set forth in Sections 5.01 and 5.02.

     "Person" means any individual, partnership, corporation, trust or other entity.

     "Profits. Losses and Credits" shall have the meaning ascribed to it in
Section 10.02(a).

     "Project Documents" means and includes the documents set forth on Exhibit B attached hereto, the Consultation and Development Agreements, the completed and signed General Partner Questionnaire, the Certificate (including amendments thereto), all documents evidencing or securing the Construction Loan and the Mortgage Loan, the Property Management Contracts, the Construction Contract and all other instruments delivered to or required by the Construction Lender or the RHCDS and all other documents relating to the Apartment Development and by which the Partnership is bound, as amended or supplemented from time to time.

     "Projected Credit" means for any given year the amount of Tax Credit set forth on Exhibit A hereto.

     "Property Management Contract" means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Development and permitting payment of fees therefor under this Agreement, and the management plan approved by the RHCDS.

     "Qualified Basis" means the portion of the Eligible Basis attributable to low-income dwelling units pursuant to Section 42(c) of the Code.

     "Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership,
(b)pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1 (b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to the Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

     "Qualifying Individuals" means all those persons occupying a dwelling unit in the Apartment Development, under a lease having an initial duration of at least one year, the aggregate income of which persons is less than the income limitation applicable to such household under Section 42 of the Code, and which occupancy or terms thereof do not otherwise cause a unit to fail to be treated as a low-income unit under Section 42 of the Code.

     "Related Person" means a person related to a partner within the meaning of Treasury Regulation Section 1.752-4(b).

     "Rent Restriction Test" means the test pursuant to Section 42(g) of the Code whereby the Gross Rent applicable to each of the dwelling units in the Apartment Development cannot exceed 30% of the qualifying tenant income levels designated for such dwelling units.

     "Repurchase Event" means an event pursuant to which the General Partner will be required, at the direction of the Investment Partnership, to repurchase the Interest of the Investment Partnership in the Partnership as provided in
Section 5.05.

     "RHCDS" means Rural Housing Community Development Service of the United States of America.

     "Sale or Refinancing Proceeds" means the gross proceeds to the Partnership resulting from any sale or refinancing of the Apartment Development (including any "guaranteed third-party equity loans" made pursuant to the Department of Housing and Urban Development Reform Act of 1989) and/or any other capital event except a liquidation, calculated prior to any distributions provided for in
Section 10.07. For purposes of this definition, capital event means the sale by the Partnership of all or substantially all of its assets, the refinancing of any mortgage of the Partnership, an event covered by property or liability insurance, a property condemnation, or any other transaction affecting the Partnership which is not in the ordinary course of its business, excluding any Repurchase Event and the receipt of Capital Contributions.

     "Special Tax Counsel" means the tax attorneys retained to advise the Investment Corporation with respect to federal income tax matters.

     "State" means the State of Arkansas.

     "State Agency" means the Arkansas Development Finance Authority or any successor agency or department charged with the administration of the Tax Credit for the State.

     "Substantial Completion" means the occurrence of all of the following: (i) receipt by the Partnership of all necessary certificates of occupancy and use permits for 100% of the dwelling units in the Apartment Development, (ii)
substantial completion of construction and development of the Apartment Development as determined by the RHCDS and the Investment Partnership in accordance with the plans and specifications approved by the RHCDS, and (iii) release of all liens against the Apartment Development, except the Mortgage.

    "Substitute Limited Partner" means any Person admitted to the Partnership as a limited partner pursuant to Section 9.03.

     "Tax Credit" means the low-income housing tax credit available to the Partnership pursuant to Section 42 of the Code.

     "Tax Credit  Recapture" means a recapture of Tax Credit pursuant to Section
426) of the Code or any other disallowance of Tax Credit previously allocated to the Partners, whether such recapture or disallowance is the result of a determination by the Accountants or of an adjustment made by the Internal Revenue Service to the Partnership tax return.

     "Tax Credit Reduction Amount" ("TCRA") occurs in any calendar year in which the Tax Credit allocated to the Investment Partnership, less any Tax Credit Recapture, is less than 99% of the Projected Credit for such year, as determined by the accountants of the Investment Partnership. The TCRA is the sum of 99% of
(a) the cumulative Projected Credit amount minus the cumulative annual Actual Credit and (b) the cumulative Tax Credit Recapture Amount. The TCRA shall be repaid to the Investment Partnership as follows: During the Capital Contribution Period any TCRA shall be (i) subtracted from any payments otherwise due the Partnership by the Investment Partnership as set forth in Section 5.02(b), or
(ii) after the Capital Contribution Period shall be returned to the Investment Partnership by the Partnership as a priority distribution of Net Cash Flow pursuant to Section 10.06.

     "Tax Credit Shortfall" means the cumulative TCRA amount, which sum (to the extent not previously subtracted, returned or reimbursed as a Tax Credit Reduction Amount pursuant to Sections 5.03(c), 6.09(d) or 10.06 shall accumulate with interest at an annual rate of 10%.

     "Tax Matters Partner" means the Partner named by the Partnership in Section
10.09 to manage audits of the Partnership by the Internal Revenue Service pursuant to the audit procedure under the Code and applicable Treasury Regulations.

     "Working Capital Loan" means the loan required by the RHCDS of the General Partner for initial working capital for the Apartment Development, usually in an amount equal to 2% of the total cost of the Apartment Development as determined by RHCDS, which loan shall be repaid solely out of any funds which the RHCDS designates as a return of such loan or as set forth in Section 10.07 or Section 10.08.

                                   ARTICLE II


                           CONTINUATION OF PARTNERSHIP

     2.01. Continuation. The undersigned hereby continue the Partnership as a limited partnership under the Act.

     2.02. Name. The name of the Partnership is Hughes Villa Limited
Partnership.

     2.03. Principal Executive Offices. The principal executive office of the Partnership shall be 902 Highway 67 South, Arkadelphia, Arkansas 71923. The Partnership may change the location of its principal executive office to such other place or places as may hereafter be determined by the General Partner. The General Partner shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other place or places as the General Partner may from time to time deem advisable.

     2.04. Term. The term of the Partnership commenced as of November 22, 1993, and shall continue until December 31, 2045, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

     2.05. Agent for Service of Process. The name of the agent for service of process is Billy W. Bunn, an individual resident of the State of Arkansas, whose office address is as set forth in Section 2.03.

     2.06. Filing of Certificate. Within five days after the execution of this Agreement by the parties hereto, the General Partner shall take all actions necessary to assure the prompt filing of this Agreement or an amendment of the Certificate stating that the Investment Partnership has been admitted as a limited partner and the Initial Limited Partner has withdrawn, and any other Certificate required by the Act. All fees for filing shall be paid out of the assets of the General Partner. The General Partner shall take all other necessary action required by law to perfect and maintain the Partnership as a limited partnership under the Act, and shall register the Partnership under any assumed or fictitious name statute or similar law in force and effect in the state, and, if necessary, any other state or jurisdiction where the Partnership may be doing business.

                                   ARTICLE III


                     PURPOSE AND BUSINESS OF THE PARTNERSHIP

     3.01. Purpose of the Partnership. The Partnership has been organized exclusively to develop the Apartment Development primarily so as to allocate to the Partners (i) tax losses and Tax Credit in the amount of the Projected Credit, (ii) Net Cash Flow in the maximum amount allowable for distribution under RHCDS rules, and (iii) Sale or Refinancing Proceeds or Liquidation Proceeds in the maximum obtainable amount.

     3.02. Authority of the Partnership. The Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose as contemplated by the Act and all the specific provisions of this Agreement, and for the protection and benefit of its Partners, including but not limited to, the following:

     (a) acquire ownership of the Land on which the Apartment Development is to be located;

     (b) provide rental housing pursuant to Section 515 of the Housing Act of 1949, as amended, until such time as the Mortgage Loan is no longer in force, subject to the 40-60 Set-Aside Test and the Rent Restriction Test, and in accordance with other applicable federal, state and local regulations;

     (c) construct, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, rent or lease any real estate and any personal property necessary to the ownership, operation and final disposition of the Apartment Development;

     (d) borrow money and issue evidences of indebtedness and secure any such indebtedness by mortgage, pledge, or other lien, provided, however, that the Mortgage Loan and any evidences of indebtedness thereof and any documents amending, modifying or replacing it shall have the legal effect that, subject to
Section 6.09, no Partner or Related Person shall have any personal liability whatsoever for the repayment of, or otherwise bear the economic risk of loss with respect to, the principal of or interest on the Mortgage Loan or other such indebtedness, and that the sole recourse of any lender with respect to the principal thereof, interest thereon or any other obligation thereunder shall be to the assets of the Partnership securing the Mortgage Loan;

     (e) maintain accounts in any financial institution whose accounts are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation or any successor;

     (f) bring or defend actions at law or in equity; and

     (g) deal with the General Partner, Affiliates of the General Partner and the Investment Partnership and its Affiliates as herein provided.

     3.03. Certain RHCDS Requirements. Until such time as the Mortgage Loan is no longer held by the RHCDS, the following provisions of this Agreement shall take precedence over any other provisions of this Agreement:

     (a) The Partnership shall execute any documents required by the RHCDS under
Section 515 of the Housing Act of 1949.

     (b) Notwithstanding any provisions in this Agreement to the contrary, so long as the Partnership has a loan made or insured by the United States of America acting through the RHCDS, membership in the Partnership will not be changed by either admission or voluntary withdrawal of any General Partner nor shall the General Partner maintain less than a 5% financial interest in the Partnership as required by RHCDS regulations, nor cause or permit voluntary dissolution of the Partnership, nor alter, amend or repeal this Agreement (except as necessary or advisable to comply with requirements of the Code or regulations thereunder relating to Tax Credits or allocations of benefit to Partners) without the prior written consent of the RHCDS. Furthermore, after payment of the debts and liabilities of the Partnership, not less than 5% of the remaining assets from the sale or refinancing of any project of the Partnership shall be distributed to the General Partner as provided in Section 10.07.

     (c) The Partnership is authorized to execute all documents required by the RHCDS with respect to the Mortgage Loan, construction, development, and operation of the Apartment Development subject to the Loan Agreement and all other agreements with the RHCDS. Any incoming General Partner, as a condition to receiving interests in the Partnership, shall, by execution of a counterpart hereof, agree to be bound by such documents in the same manner and on the same terms as the other Partners. Upon the Partnership's dissolution, title or right to possession and control of the Apartment Development and the right to collect the rents therefrom, shall not pass to any Person not bound by such RHCDS documents in the same manner as the Partnership and any General Partner. If there is any inconsistency between this Agreement and such RHCDS documents and regulations, the RHCDS documents and regulations shall prevail.

                                   ARTICLE IV


                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF THE GENERAL PARTNER

     4.01. Representations, Warranties and Covenants Relating to the Apartment Development and the Partnership. The General Partner hereby represents, warrants and covenants to (i) the Partnership and to the Partners to induce investment in the Partnership, and to (ii) Special Tax Counsel to the Investment Partnership to induce it to issue its opinion to the Investment Partnership with respect to the allocation of the Tax Credit to the Investment Partnership and other benefits attributable to the Partnership, that:

     (a) this Agreement has been duly and validly amended and restated as set forth herein and constitutes a valid and binding agreement of the General Partner;

     (b) the General Partner has (i) undertaken and shall continue to take all acts necessary for the Partnership to operate as a limited partnership in the State, including, without limitation, the filing of all Certificates and the payment of all fees, taxes and other sums; (ii) will continue to do all things necessary to maintain its status as a limited partnership in good standing and had, has and shall continue to have full power and authority to acquire the Land and to develop, construct, operate and maintain the Apartment Development in accordance with the terms of this Agreement; and (iii) has taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Limited Partner and to enable the Partnership to engage in its business;

         (c) the execution of this Agreement, the assumption of the obligations set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any federal, state, county, municipal or other governmental statutes, laws or ordinances, or any rules, regulations or orders of any governmental agencies or authorities, or any provision of law, any order, judgment or decree of any court binding upon the Partnership or the General Partner or Affiliates thereof, any indenture, agreement, or other instrument to which the Partnership or the General Partner or Affiliates thereof are a party or by which the Partnership or General Partner or Affiliates thereof or the Apartment Development is affected, and is not in conflict with, and will not result in a breach of or constitute a default under, any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Development;

         (d) the Investment Partnership has acquired a valid and unencumbered limited partnership interest in the Partnership as of the date hereof; no person or entity other than the Partners hold any equity interest in or has any lien on the Apartment Development; no person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, of the sale, refinancing or leasing of the Apartment Development; and no approval of any government agency or any other Person is required in order to carry out the provisions of this Agreement except as specifically herein contemplated;

         (e) neither the Partnership nor the General Partner has previously dealt with, and is not under any commitment to, any real estate broker, rental agent, finder, syndicator, intermediary or broker-dealer with respect to the Partnership Interest hereby acquired by the Investment Partnership and in the Apartment Development or any portion thereof, and has not previously dealt with, and is not under any commitment to, any consultant or lobbyist in connection with obtaining the Mortgage Loan, rental assistance payments, or reservation or allocation of the Tax Credit or any other applicable form of government subsidy or financial assistance, except as previously disclosed in writing to the Investment Partnership;

         (f) the General Partner hereby transfers and assigns to the Partnership all right, title and interest in (i) all contracts with developers, architects, contractors and supervising architects and other Persons with respect to the development of the Apartment Development, (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the
Apartment Development and all governmental approvals obtained, including planning, zoning and building permits and any and all commitments with respect to the Construction Loan, the Mortgage Loan and the Tax Credit, and (iii) any other work product related to the Apartment Development;

     (g) the General Partner has heretofore made to the Partnership a Capital Contribution in the amount of $40,422, which loan the Partnership shall repay to the General Partner when permitted by the RHCDS.

     (h) the General Partner will at all times maintain an aggregate net worth at the greater of (i) $500,000 (net of home equity), or (ii) as necessary (together with any other requirements) to assure that all provisions of the Code (as from time to time amended or interpreted by the Internal Revenue Service, any other agency of the federal government, or the courts) are met which are necessary to assure that the Partnership is classified as a partnership for federal income tax purposes; if the General Partner is a sole corporate general partner, it will have and maintain a net worth (computed to the satisfaction of Special Tax Counsel) equal to the greater of (iii) 10% of the Capital

Contribution of the Limited Partner and (iv) 10% of the aggregate capital contribution of all limited partners in all other limited partnerships of which such General Partner is a sole corporate general partner; the General Partner shall not act in any manner which will cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation;

     (i) no event of bankruptcy has occurred with respect to the General Partner or an Affiliate thereof;

     (j) any General Partner which is a corporation has been duly organized, is validly existing and in good standing under the laws of its state of incorporation and, if different, the state in which the Apartment Development is located, and has all requisite corporate power and authority to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents; neither the execution and delivery by such corporation or any corporate Affiliate of a General Partner of this Agreement or any of the Project Documents nor the performance of any of the actions of any such corporation contemplated hereby or thereby has constituted or will constitute a violation of (i) the articles or certificate of incorporation or by-laws of any such corporation, (ii) any agreements by which any such corporation is bound or to which any of its property or assets is subject, or
(iii) any law, regulation or court decree;

     (k) there is no default under any agreement, contract, lease or other commitment affecting the General Partner, the Partnership, their Affiliates or the Apartment Development, and there is no claim, demand, litigation, proceeding or governmental investigation pending or threatened against the General Partner, the Apartment Development or the Partnership, or related to the business or assets of the Partnership or of the Apartment Development, which action, claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement except as heretofore disclosed in writing to the Investment Partnership, and the General Partner has provided or shall provide the Investment Partnership with true and correct copies of any papers relevant to any such impending dispute, arbitration or legal action;

     (l) at the time of commencement of construction, at the Initial Closing and as of the date hereof, the Land was and is properly zoned for the Apartment Development; all consents, permissions and licenses required by appropriate governmental entities have been obtained; the Apartment Development conformed and conforms to all applicable federal, state and local land use, zoning, environmental and other governmental laws and regulations; and all appropriate public utilities, including sanitary and storm sewers, water, telephone, gas and electricity, are currently available and, upon the date the first dwelling unit is occupied, will be operating properly for all dwelling units in the Apartment Development;

     (m) the Construction Contract has been entered into between the Partnership and the Contractor, and no consideration or fee shall be paid to the Contractor in its capacity as the Contractor other than as provided in the Construction Contract;

     (n) at Initial Closing, a builder's risk insurance policy, as required by the Construction Loan in favor of the Partnership, will be in full force and effect; at the time of initial occupancy of the Apartment Development, fire and extended coverage insurance for the full replacement value of the Apartment Development (excluding the value of the Land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be in amounts and with insurers satisfactory to the RHCDS; and at all times during the term of the Partnership, the Partnership will maintain at least $1,000,000 of liability insurance covering the Land and the Apartment Development;

     (o) at Initial Closing, good and marketable fee simple title to the Apartment Development was held by the Partnership; the Partnership shall purchase an owner's title insurance policy naming itself as insured issued by a financially sound institution acceptable to the RHCDS and the Investment Partnership (initially in the amount of the land value, to be increased from time to time during the construction period up to the amount of the total replacement value of the Apartment Development, including all Capital Contributions set forth in Sections 5.01 and 5.02, together with such affirmative endorsements deemed necessary or appropriate by the RHCDS or the Investment Partnership); such title policy shall remain in full force and effect, subject only to such casements, covenants and restrictions and other exceptions which are set forth in such policy and which do not interfere with the purpose of the Partnership or have a material adverse effect on the value of the Apartment Development and which are otherwise acceptable to the RHCDS and the Investment Partnership; any proceeds paid on an owner's title insurance shall be distributed 99% to the Investment Partnership and 1% to the General Partner;

     (p) the construction and development of the Apartment Development has begun and shall be completed in a timely and workmanlike manner in accordance with (i) all applicable requirements of the Construction Loan and the Mortgage Loan, (ii) all applicable requirements of the RHCDS and any other appropriate governmental entities, and (iii) the plans and specifications of the Apartment Development as from time to time have been or shall be hereafter approved by the RHCDS and any other governmental entities, if required, and Consented to by the Investment Partnership, if a change order pursuant to which any change shall be made may affect adversely the nature of the business of the Partnership, the Gross Rent of the Apartment Development, the Projected Credit, and/or the marketability of the Apartment Development to Qualifying Individuals;

         (q) all of (i) the fixtures, maintenance supplies, tools, equipment and the like now and to be owned by the Partnership or to be appurtenant to, or to be used in the operation of the Apartment Development, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment
Development, are and will be free and clear of all security interests and encumbrances, except for the Construction Loan and the Mortgage Loan;

         (r) the Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Development; the Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Development is destroyed or condemned or there is a diminution in the value of the Apartment Development;

         (s) the General Partner has provided or shall provide the Investment Partnership with true and correct copies of any papers relevant to the Construction Loan and the Mortgage Loan commitments and all documents evidencing or securing the Construction Loan and the Mortgage Loan, including, if requested by the Investment Partnership, a complete set of plans, drawings, specifications and any change orders for the Apartment Development;

     (t) neither the General Partner nor any Related Person to the General Partner nor the Partnership has entered, or shall enter, into any agreement or contract for the payment or offset of any Construction Loan or Mortgage Loan discounts, additional interest, yield maintenance or other interest charges or financing fees, or any agreement to incur any financial responsibility with respect to the Apartment Development or providing for any guarantee of payment of any such interest charges or financing fees relating thereto, other than those specifically Consented to by the Investment Partnership; in no event will the General Partner or the Partnership enter into any such agreement or guarantee of any kind whatsoever (such as an escrow arrangement or letter of credit arrangement) which would subject the Partnership or any of its Partners or Related Persons to personal liability or economic risk of loss as to the Mortgage Loan principal or interest, nor will any General Partner or Related

Person  (or  Affiliate   thereof)  make  any  loan  which  shall  be  personally
enforceable against a Partner by the RHCDS or any other lender;

         (u) the Partnership shall enter into an Interest Credit Agreement with ADFA and RHCDS having the effect of reducing the Partnership's monthly loan payments on the Mortgage Loan to an amount which would be payable if such loan were bearing interest at a specified percentage rate, the sole recourse of the mortgagee thereunder with respect to the principal thereof, interest thereon or any other obligation thereunder shall be to the assets of the Partnership securing the Mortgage Loan, and at Final Closing the nonrecourse promissory note given by the Partnership to the ADFA and RHCDS and permanent mortgage loan in the amount of $384,000 for a term of 30 years at an interest rate of 6% to be provided by ADFA and a second permanent finance loan in the amount of $384,015 for a term of 50 years at an effective interest rate of 1% to be provided by RHCDS and shall contain similar nonrecourse provisions;

     (v) the Partnership will undertake all acts, filings and other requirements necessary to qualify the Apartment Development for the Tax Credit; all information contained in any applications, certifications, and any related correspondence to the State Agency for reservation and/or allocation of the Tax Credit is complete and correct in all material respects, and copies thereof have been furnished to Landau; and the Apartment Development will have an Eligible Basis of at least $989,521. The Investment Partnership anticipates the Tax Credit that will be allocated to the Partnership after the Apartment Development is placed in service will not exceed $39,560, which amount is the basis of the Projected Tax Credit set forth on Exhibit A attached hereto;

     (w) no right of first refusal pursuant to Section 42(i)(7) of the Code or extended use periods for low-income occupancy pursuant to Section 42(h)(6) of the Code shall apply to the Apartment Development or any building thereof, except for the 15-year extended use period previously disclosed in writing to and hereby approved by the Investment Partnership;

     (x) the Apartment Development is a qualified low-income housing project and each building thereof is a qualified low-income building pursuant to Section 42 of the Code; such Apartment Development and buildings thereof will at all times satisfy the Rent Restriction Test, the 40-60 Set-Aside Test, and all other requirements of any federal, state or local law necessary to remain qualified for Tax Credits;

     (y) the Apartment Development shall be managed in all respects (i) in accordance with all applicable provisions of the Housing Act of 1949 and the rules and regulations of the RHCDS and any other appropriate governmental agency including, without limitation, any Section 42 monitoring plan established by the

State Agency in accordance with Proposed Treasury Regulation Section 1.42-5 and any successor regulation thereto under the Code, (ii) so that no less than 80% of the gross income from the Apartment Development in every year will be rental income from dwelling units in the Apartment Development used to provide living accommodations not on a transient basis, and (iii) so that, if the aggregate income of the occupants in any dwelling unit of the Apartment Development rises above 140% of the income limitation applicable to such occupants under Section 42 of the Code, the next available dwelling unit of the Apartment Development will be rented to a low-income tenant pursuant to Section 42(g) of the Code, taking all acts necessary so that all dwelling units are rented to persons classified as Qualifying Individuals;

     (z) the General Partner shall, during and after the period in which the General Partner is a Partner, provide the Accountants with such funds and information, and sign such documents as are necessary for the Partnership to make accurate and complete submissions of federal and state income tax returns no later than March 10 annually;

     (aa) the Partnership will use such method of depreciation and make such elections on IRS Form 8609, which, in the opinion of accountants for the Investment Partnership, shall be advantageous to the Investment Partnership;

     (bb) there are no restrictions on the sale or refinancing of the Apartment Development, other than the restrictions referred to in this Article IV or which are the result of applicable provisions of the Housing Act of 1949 and the rules and regulations of the RHCDS and Section 42(h) of the Code;

     (cc) upon written request by any limited partner of the Investment Partnership, the General Partner will, upon reasonable notice and during regular business hours, (i) allow such limited partner to visually inspect the Apartment Development, (ii) answer any questions such limited partner may have concerning the Apartment Development, (iii) provide such limited partner with annual financial statements with regard to the Apartment Development's operations as are then available, including all financial statements and/or annual reports previously filed with the RHCDS and (iv) if notified by the Investment
Partnership that less than five similar property investments shall have been made by the Investment Partnership (including the Apartment Development), the General Partner will furnish to the Investment Partnership automatically and without request, for forwarding to investors in the Investment Partnership, such annual financial statements of the Apartment Development operations;

     (dd) the General Partner shall furnish to counsel for the Investment Partnership promptly as and when requested, in connection with the rendering of any legal opinion concerning federal income tax, partnership law and securities law matters relating to the Investment Partnership, copies of such documents as are requested by such counsel and/or additional copies;

     (ee) insofar as is reasonably ascertainable by the Investment Partnership with any information necessary to make the information provided by the General Partner complete and accurate in all material respects, or omitted to provide a material fact concerning the Apartment Development or the Tax Credit allocable to it; and the Investment Partnership is entitled to rely on the completeness and accuracy of all such information furnished for any and all purposes;

     (ff) all  representations,  warranties,  covenants and  obligations in this
Agreement made by the General Partner, if requested by the Investment Partnership, shall be re-affirmed in any separate writing deemed necessary by it to carry out the purposes of this Agreement; and

     (gg) all general operating accounts and reserve accounts of the Partnership, including but not limited to reserves for replacements, real estate taxes, and hazard, liability and mortgage insurance premiums, if any, which are required to be funded, have been and will continue to be funded to required levels.

     (hh) Certain Partnership Obligations. The Amended Limited Partnership Agreement will provide, among other obligations, that the Partnership will do the following:

     1. insure the Apartment Development under an all-risk policy in amounts required by RHCDS, but not less than the full replacement cost of the property, without deductibles. The Investment Partnership shall be named as a loss payee on such policy behind ADFA and RHCDS.

     2. insure the Partnership under a single limit personal injury and property damage liability policy in an amount of not less than $3,000,000, with a deductible of no more than $10,000. The Investment Partnership shall be named as an additional insured on such policy.

     3. maintain reserve required by RHCDS, and these funds are to be deposited with Landau.

     4. operate the Apartment Development in the ordinary course of business and in such a manner that the Apartment Development will be eligible to receive a Tax Credit as provided herein and remain in compliance with respect to 100% of the units in the Apartment Development.

     5. enter into an extended use restriction agreement with the State Agency, cause same to be recorded and comply with the Partnership's obligations thereunder.

     6. pay a Reporting Fee of $500.00 per annum to the Limited Partner due on the day the Limited Partner receives the annual partnership reports (K-1, Income Statement, Balance Sheet).

         (jj) Certain General Partner Obligations. The General Partner will assume each of the following obligations and will execute the Amended Limited Partnership Agreement and carry out its terms and provisions, which will incorporate, among others, the following provisions:

     1. Cause the partnership to perform the obligations it will assume pursuant to Section 10 hereof.

     2.  Pay,  if  the  General  Partner  is the  developer,  without  right  of reimbursement or credit to its capital account, all costs in excess of those paid by mortgage loan proceeds and Partnership funds of completing construction of the Apartment Development in accordance with approved plans and specifications, placing same in service, achieving Final Closing of the RHCDS loan ad 100% rent up, and Tax Credit qualification of the Apartment Development. If the General Partner is not the developer, the General Partner shall unconditionally guarantee the obligations of the developer to pay all such costs.

     3. Take all steps necessary to (i) cause the Apartment Development to become and remain eligible for a Tax Credit in an annual amount at least equal to the Projected Tax Credit; (ii) obtain a reservation of the Tax Credit and carryover allocation agreement, if required, from the State Agency; and (iii) with the property management agent, use its best efforts to rent units in the Apartment Development solely to persons classified as Eligible Occupants for the Tax Credit, consulting with Landau, RHCDS, and ADFA prior to any ineligible rental if at any time market conditions are deemed to necessitate rental to a non-Eligible Occupant.

     4. Fund operating deficits up to the amount of your working capital reserve plus $20,000 for a period of 2 years from final closing. If, after the 2 year period mentioned above, operating deficits occur for three consecutive months, the General Partner is obligated to seek appropriate RHCDS assistance for the Apartment to remedy and rectify the shortfalls.

     5. Reimburse the Limited Partner, upon its request, in the amount of 100% of its paid-in Capital Contribution, including the amount advanced upon the signing of this Agreement, if (i) the Apartment Development has not achieved Final Closing of the RHCDS loan by November 15, 1996, or occupancy of 95% of its units by Eligible Occupants by March 15, 1997, or if the State Agency has not allocated or provided a final allocation of the Tax Credit by December 31, 1996; or (ii) any financing commitment of RHCDS or another interested governmental agency shall disapprove the Landau as a limited partner, or (iii) the Apartment Development shall fail to remain qualified for the Tax Credit under the set-aside test or tent restriction test applicable to the Apartment Development during the ten-year Tax Credit period, provided that, at the Limited Partner's election, the General Partner may be given a period of time in which to remedy any of the above conditions, during which the period any Capital Contribution payment due from the Investment Partnership may be withheld.

     6. Ensure that good and marketable fee simple title to the Apartment Development, subject only to such liens and encumbrances which are acceptable to the RHCDS, ADFA and the Limited Partner, is held by the Partnership, and to arrange for the purchase by the Partnership of an owner's title insurance policy in an amount equal to the principal amount of all permanent mortgage loans plus the Capital Contributions, but not less than the appraised value of the Apartment Development.

     7. Obtain an opinion of local counsel to the Partnership substantially as provided in Exhibit "C" of the Amended Limited Partnership Agreement, containing such matters as may be required by special tax counsel to the Partnership necessary to confirm the ability of the partnership to utilize the Tax Credit as represented by the General Partner in accordance with the Amended Limited Partnership Agreement.

     8. Represent other facts regarding the Partnership or the Apartment Development which may be reasonably required by special tax counsel to the Partnership to render an opinion as to tax consequences.

     9. If a carryover allocation agreement with the State Agency is required, obtain a certification of cost incurred in the year of Tax Credit reservation from the partnership's CPA, certifying that at least 10% of the estimated eligible cost of the Apartment Development was incurred in such year, with a breakdown of such costs and apply for said carryover agreement prior to any deadline date set by the State Agency.

     10. Provide to the Limited Partner, prior to submission to the State Agency, for review and approval, a final eligible basis cost certification for the Apartment Development.

     11. Provide, among other items, customary general partner representations and warranties, including representations and warranties with respect to the status of the Partnership, its right and authority to enter into this transaction, the status of the construction of the improvements and the accuracy of the assumptions used in the financial forecasts.

         (kk) Reporting Requirements. During the Partnership term, the Partnership shall furnish to Landau monthly operating statements, reports, and project worksheets of the Apartment Development and Partnership, as submitted to the RHCDS, together with necessary reports certifying Tax Credit occupancy and other financial, tax and accounting data requested by Landau. An annual CPA compilation report of the Partnership's books and tax returns for each calendar year are to be provided to Landau by the last day of February following each said year.

     4.02. No Duty to Investigate. The Investment Partnership may rely on the representations contained and referenced in this Agreement without further duty of inquiry as to their accuracy and validity.


                                    ARTICLE V

        PARTNERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS

     5.01. Original Partners' Partnership Interests

          (a) The General Partner and the General Partner's principal address, Capital Contribution (prior to the return of Capital set forth in Section 5.02(b)(i)) and Percentage Interest in Profits, Losses and Credits are as follows:

         Billy W. Bunn               $40,422              1%
         P.O. Box 636
         Arkadelphia, AR 71923


          (b) The fair market value of the property transferred and assigned to the Partnership as represented in Section 4.01(fl shall be deemed to be zero, in consideration of the Development Services Fee, and shall not represent a Capital Contribution.

          (c) The Initial Limited Partner hereby withdraws from the Partnership as a limited partner.

     5.02. Capital Contribution of the Investment Partnership

          (a) The Investment Partnership, as entering Limited Partner, its principal offices or places of business, its Capital Contribution and its Percentage Interest in Profits, Losses and Credits are as follows:

         Landau                                      $215,000.00     99%
         526 Main Street
         P. O. Box 515
             Arkadelphia, AR  71923

          (b) In reliance upon the representations, warranties and covenants of the General Partner in Article IV, the Investment Partnership shall be obligated to make its Capital Contribution to the Partnership in installments (the "Installments"), which shall be payable by the Investment Partnership solely from capital contributions of limited partners of the Investment Partnership, as follows:

                  (i) $55.000 ($40,422 of which, being such amount as shall reduce the General Partner's Capital to 1%, shall constitute a return of Capital to the General Partner) upon the signing of this Agreement and receipt of the basic project documents marked with an asterisk as noted on attached Schedule B, the following amount, which will be refunded upon written request of Landau if the obligations of the General Partner hereunder and in the Amended Limited Partnership Agreement shall not be timely fulfilled or if any of t he conditions for payment set forth in clause (ii) hereof shall not be timely satisfied:
                  $55,000

                  (ii) Upon the latest to occur of (a) execution by the General Partner, the Investment Partnership and the original limited partner of an Amended Limited Partnership Agreement and filing of an amendment of the Partnership's certificate of limited partnership stating that the Investment Partnership is a limited partner and the original limited partner has withdrawn; (b) receipt by Landau of the following: (i) copies of the Project documents set forth in Exhibit B; (ii) a legal opinion of the partnership's counsel substantially in the form of Exhibit C of the Amended Limited Partnership Agreement;
                  (iii) copies of a reservation of Tax Credit in the amount of the Projected Tax Credit issued by the State Agency and a carryover allocation agreement if the reservation shall have been made in a prior year; (iv) an owner's title insurance policy complying with the requirements of this Agreement; or
                  (c) Initial Closing:  $50,000

                  (iii) Upon the later to occur of
                  (A) Final Closing of the RHCDS loan,  (B) October 1, 1996, and
                  (C) Letter from General Partner requesting payment:
                  $60,000

                  (iv) Upon the latest to occur of (A) receipt by Landau of copies of Tenant Certifications evidencing occupancy of 100% of the Apartment Development's units by Eligible Occupants, and (B) January 2, 1997:
                  $35,000

                  (v) Upon the latest to occur of (A) receipt by the Investment Partnership of copies of (i) a complete federal tax return of the Partnership for the calendar year in which the Apartment Development shall have been placed in service, (ii) IRS form 8609 for the Apartment Development and (iii) a schedule of final costs certified to the State Agency; (B) four consecutive months of breakeven operations; or (C) March 1, 1997: $15,000 provided, however, that as a condition precedent to the Investment Partnership's obligation to pay any Installment (except for the first)

                  (A) all prior Installments shall have become due and all of the representations, warranties and covenants of the General Partner shall be true and correct as of the date of payment of such Installment,

                  (B) the General Partner shall have distributed Net Cash Flow to all Partners pursuant to Section 10.06,

                  (C) the General Partner shall have provided Landau with all information required to be provided to it under Section 6.14(a), and

                  (D) the General Partner shall have provided Landau, by no later than March 10 of any year, the Partnership's income tax returns, and supporting documents, for the Investment Partnership's approval pursuant to Sections 12.03 and 12.04; if the General Partner does not provide these returns by February 15, the next Installment of Capital Contribution due to the Partnership by the Investment Partnership may be delayed by the same number of days as the number of days the

                  Partnership tax return is received by the Investment Partnership after February 15.

          (c) Prior to the time any Installment shall become due, if so requested by the Investment Partnership, the General Partner shall give the Investment Partnership Notice certifying that as of such date no condition exists which would, pursuant to Section 5.03, entitle the Investment Partnership to withhold the payment of an Installment.

          (d) In the event the Actual Credit is less than the Projected Credit by reason of a reduction in (i) Eligible Basis, due to the actions of the RHCDS or as determined by the Investment Partnership's independent accountants, or
(ii) the Applicable Percentage and/or maximum qualified basis set forth on IRS Form 8609, Part I lines 2 and 3). or (iii) the original qualified basis (as determined on IRS Form 8609 Part II line 2A, as filed), the Capital Contribution due from the Investment Partnership and the Projected Credit shall both be reduced by a percentage equal to the percentage by which the Actual Credit is less than the Projected Credit. Any such reduction of Capital Contribution shall be made by proportionately reducing all unpaid Installments set forth in Section 5.02.

          (e) Notwithstanding anything to the contrary contained herein, if Final Closing and/or admission of the Investment Partnership has not occurred by February 1, 1997, or the Credit Period has not been elected to have commenced as of January 1, 1997, or the occupancy requirement of Section 5 .02(b)(iv)(A) has not been met by April 1, 1997, at the sole election of the Investment
Partnership all Installments shall be due and payable by the Investment Partnership on a semi-annual basis commencing with the latest of the date of Final Closing and/or admission of the Investment Partnership, or January 1st of the first year of the Credit Period, or the date that the occupancy requirement has been met.

          (f) If the Investment Partnership shall default in paying an Installment, then upon either the agreement of the General Partner and the Investment Partnership or the final decision of a commercial arbitrator pursuant to Section 13.01, determining that such Installment is required to be made under the terms of this Agreement and specifying the date by which the Investment Partnership shall pay such Installment and said Installment shall not be paid in full by bank wire transfer or certified bank check on such specified date, the Interest of the Investment Partnership shall terminate on such specified date and its Partnership Interest shall be assigned to a designee of the General Partner; such termination shall be the sole remedy of the Partnership, General Partner and Developer with respect to the default of the Investment Partnership. Notwithstanding the foregoing, the Investment Partnership shall retain that percentage interest in the Partnership which is equal to the ratio of its Capital Contribution made to the total Capital Contributions set forth in
Section 5.02(a).

          (g) Without the Consent of all of the Partners, no additional Persons may be admitted as additional limited partners and Capital Contributions may be accepted only as and to the extent expressly provided for in this Article V and
Section 9.03(d).

          5.03. Withholding of Capital Contribution Upon Default

          (a) In the event: (i) the General Partner, or any successor General Partner, shall not have complied with any material provision of this Agreement (including, without limitation, the representations, warranties and covenants of the General Partner set forth in Article IV and the obligations of the General Partner under Article VI and Article XII of this Agreement), or (ii) any commitment of the RHCDS to provide financing, or any agreement entered into by the Partnership to provide financing related to the completion of construction of the Apartment Development, shall have terminated prior to its respective termination date and not been reinstated in a timely manner as determined solely by counsel for the Investment Partnership, or (iii) the Construction Lender shall not make a disbursement under the Construction Loan and such disbursement is not made or the Construction Lender is not replaced within 60 days, or (iv) less than 60% of the dwelling units in the Apartment Development remain qualified under the 40-60 Set-Aside Test during the Compliance Period, or (v) foreclosure proceedings shall have been commenced by the Construction Lender or the RHCDS against the Apartment Development, or (vi) any required RHCDS approvals to the admission of the Investment Partnership into the Partnership and the execution of the Partnership Agreement have not been obtained within 90 days of such admission, then the Partnership and the General Partner shall be in default of this Agreement and the Investment Partnership, at its sole election, may withhold payment of any one substantially cured, or (ii) there is a final arbitration decision under Section 13.01 to the effect that (A) the General Partner and/or the Partnership have substantially cured the default giving rise to the withholding under this Section 5.03 or (B) the General Partner and/or the Partnership were not in fact in default hereunder. Any interest earned thereon, except in the case of clause (ii)(B) above, shall be paid to the Investment Partnership.

          (c) In the event that any Tax Credit Reduction Amount shall be determined by accountants for the Investment Partnership during the Capital Contribution Period, the Investment Partnership shall adjust any Installment otherwise payable to the Partnership by an amount equal to the Tax Credit Reduction Amount so determined, dollar-for-dollar.

          5.04. Return of Partners' Capital Contributions

          (a) Except as provided in this Agreement, no Partner shall be entitled to demand and receive a return of his Capital Contribution.

          (b) If (i) the RHCDS or the Construction Lender shall fail to provide any required approvals to the admission of the Investment Partnership as a Partner hereunder within 180 days of its admission to the Partnership; or (ii) an event of default described in Section 5.03(a)(ii) or (iii) has occurred, or
(iii) Final Closing has not occurred by February 1, 1995 (or such later date as may be Consented to by the Investment Partnership), or (iv) the Apartment Development has not achieved occupancy under RHCDS-approved leases of 88% of its dwelling units by August 1, 1995, or (v) the State Agency has not provided an IRS Form 8609 or a written certificate of a carryover allocation of the Tax Credit by or as of December 31, 1993, or (vi) the Apartment Development fails to become or remain qualified under the 40-60 Set-Aside Test or Rent Restriction Test during the Credit Period; or (vii) the Tax Credit available to the Partnership cannot legally be allocated to the Investment Partnership as required by this Agreement due to a failure of the General Partner or the Accountants to comply with the requirements of Section 42 of the Code by the later of Final Closing or issuance of IRS Form 8609 with costs certified to the State Agency, then a "Repurchase Event" shall exist and the General Partner shall, within 15 days of the occurrence thereof, send to the Investment Partnership Notice of such Repurchase Event and of the General Partner's obligation to purchase the Partnership Interest of the Investment Partnership hereunder (which shall not be an obligation of the Partnership) and return to the Investment Partnership its Capital Contribution. Thereafter, upon the sole election of the Investment Partnership, the General Partner, within 30 days of the mailing date of Notice by the Investment Partnership of such election, shall acquire the entire Partnership Interest of the Investment Partnership by making payment to the Investment Partnership, in cash, of an amount equal to the aggregate paid-in portion of its Capital Contribution (not including any Capital Contribution of a prior Partner), whereupon the Partnership Interest of the Investment Partnership shall terminate and the General Partner shall indemnify and hold harmless the Investment Partnership from any losses, damages or liabilities to which the Investment Partnership, as a result of its participation hereunder, may be subject.

                                   ARTICLE VI

         RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

          6.01. Management of the Partnership

          (a) Except as otherwise set forth in this Agreement, the General Partner, within the authority granted under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purpose herein stated, shall make all decisions affecting the business of the Partnership and shall manage and control the affairs of the Partnership in good faith to the best of the ability of the General Partner and use best efforts to carry out the purpose of the Partnership as set forth in
Section 3.01. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partner and of the Partnership. The General Partner shall devote such time as is necessary to the affairs of the Partnership.

          (b) If there be more than one General Partner, the administrative affairs of the Partnership shall be managed by the Managing General Partner. In furtherance and not in limitation of the foregoing sentence, the Managing General Partner is hereby specifically authorized and empowered to execute and deliver, on behalf of the Partnership, the Construction Contract, Construction Loan or Mortgage Loan and to execute any and all other instruments and documents and amendments thereto as shall be required in connection therewith, including any mortgage, note, contract, building loan agreement, bank resolution and signature card. No Person dealing with the Partnership shall be required to determine the Managing Partner's authority to make any undertaking on behalf of the Partnership, or to determine any facts or circumstances bearing upon the existence of such authority, and all decisions made for and on behalf of the Partnership by the Managing General Partner pursuant to and within the scope of the authority herein given shall be binding upon the Partnership. The Managing General Partner shall be the Tax Matters Partner referred to in Section 10.09.

          6.02.  Limitations Upon the Authority of the General Partner

          (a) The General Partner shall not have any authority to directly or indirectly:

                  (i) perform any act in violation of any applicable law or regulation thereunder; or

                  (ii) perform any act in violation of the provisions of the Construction Loan or Mortgage Loan, or any other RHCDS documents executed by or on behalf of the Partnership, or the Construction Contract; or

                  (iii) do any act required to be Consented to or ratified in writing by the Limited Partner hereunder or under the Act unless the right to do so is expressly otherwise given in this Agreement; or

                  (iv) rent apartments in the Apartment Development so that the Apartment Development would not meet the requirements of the Rent Restriction Test or 40-60 Set-Aside Test; or

                  (v) borrow from the Partnership or commingle Partnership funds with the funds of any Person; or

                  (vi) borrow on the general credit of the Partnership;
                  or

                  (vii) perform any act which would make it impossible to carry on the ordinary business of the Partnership; or

                  (viii) confess a judgment against the Partnership; or

                  (ix) change or reorganize the Partnership into any other legal form; or

                  (x) require the Limited Partner to make any contribution to the capital of the Partnership not provided for herein; or

                  (xi) permit the Partnership to acquire property in exchange for an Interest in the Partnership; or

                  (xii) permit the Partnership to grant the General Partner an exclusive right to sell the Partnership's property; or

                  (xiii) engage in activities directly competitive with those of the Partnership; or

                  (xiv) permit the Partnership to directly or indirectly pay the General Partner a commission or fee in connection with the reinvestment or distribution of Sale or Refinancing Proceeds or Liquidation Proceeds except as provided for herein; or

                  (xv) receive any rebates or give-ups or participate in any reciprocal business arrangements in circumvention of this Agreement; or

                  (xvi) charge or receive any fees for management services except as expressly provided herein.

          (b) The General Partner shall not, without the Consent of the Investment Partnership, directly or indirectly,

     (i) terminate the Partnership for federal income tax purposes or dissolve or wind up the Partnership; or

     (ii)  permit  the   Partnership   to  acquire  any  property  from  another
partnership in which a General Partner or Affiliate thereof has an Interest; or

     (iii) incur any indebtedness by the Partnership other than in the ordinary course of its business as described herein; or

     (iv) make application for or accept any increase in the Construction Loan or the Mortgage Loan or materially modify the Mortgage Loan if such increase or modification may affect the Gross Rent of the Apartment Development and/or its marketability to Qualifying Individuals; or

     (v) change the nature of the Partnership's business, including, without limitation, acquiring any real property on behalf of the Partnership in addition to the Apartment Development or constructing any new or replacement capital improvements on the Apartment Development or on any land owned by the Partnership; or

     (vi) sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Partnership, or any portion of the Land owned by the Partnership; or

     (vii) possess Partnership property or assign any rights in specific Partnership property for other than Partnership purposes; or

     (viii) place any liens or restrictions or other title exceptions on the Apartment Development; or

     (ix) permit a General Partner to withdraw from the Partnership, or to admit a new or substitute general partner or limited partner; or

     (x) make any material amendment to the Certificate or this Agreement, unless required by law;

provided, however, that in the judgment of counsel to the Investment Partnership, the giving of any such Consent shall be permitted by the Act as the exercise of a power not constituting participation in the control of the business so as to convert the limited partner Interest of the Investment Partnership into a general partner Interest for any purpose or to any extent.

          The  General   Partner  shall,   at  the  request  of  the  Investment
Partnership, perform all acts necessary to obtain an equity takeout loan pursuant to Section 515(t) of the U.S. Housing Act of 1949 as amended.

          6.03. Delegation of Authority

          Subject to the Act, the General Partner may delegate all or any of the powers of the General Partner, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve, provided that management fees and/or expenses are not increased thereby, nor the Limited Partner's shares of Net Cash Flow, Sale or Refinancing Proceeds, or Liquidation Proceeds decreased thereby.

          6.04. General Partner or Affiliates Dealing with the Partnership

          (a) The General Partner or any Affiliate may act as Developer and/or Management Agent of the Apartment Development on such terms and conditions permitted hereby and by applicable RHCDS regulations, and may receive compensation at the rates so approved, including, without limitation, the Development Services Fce.

          (b) The General Partner, or any Affiliate thereof, shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein if (i) compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Partnership, (ii) the goods or services to be furnished are reasonable for and necessary to the Partnership, (iii) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction, (iv) the purpose of the Partnership is advanced,
(v) any contract covering such transactions is in writing and terminable without penalty on 60 days Notice, (vi) any payment made to the General Partner or any Affiliate for such goods or services shall have been fully disclosed to all Partners in the required by Section 1204 and reports circumvented the provisions of this Section 6.04 or Section 6.03, and (vii) any other required Consent (including the Consent of the RHCDS) is obtained. The General Partner hereby Consents and agrees that NCPPS or any Affiliate shall also have the right to contract or otherwise deal with the Partnership for the sale of goods or services.

          (c) Notwithstanding the provisions of this Section 6.04, the General Partner or any Affiliate thereof shall not:

          (i) receive any insurance brokerage fee or write any insurance policy covering the Apartment Development or the Partnership; or

          (ii) compensate on behalf of the Partnership any agent, attorney, accountant or other independent consultant or contractor that also is employed on a full-time basis by the General Partner or any Affiliate thereof without the Consent of the Investment Partnership.

          6.05. Other Activities

          The General Partner and any Affiliate may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Development. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

          6.06. Liability for Acts and Omissions


          The General Partner shall not be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority granted to the General Partner by this Agreement and in the best interest of the Partnership, except for negligence, misconduct, fraud or any breach of fiduciary duty with respect to such acts or omissions. Any loss or damage incurred by the General Partner by reason of any act or omission performed or omitted by the General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of the authority granted to the General Partner by this Agreement and in the best interests of the Partnership (but not, in any event, any loss or damage incurred by the General Partner by reason of negligence, misconduct, fraud or any breach of fiduciary duty with respect to such acts or omissions) shall be paid from Partnership assets to the extent available (but the Limited Partner shall not have any personal liability to the General Partner under any circumstances on account of any such loss or damage incurred by the General Partner or on account of the payment thereafter.

          6.07. Indemnities

          (a) The General Partner hereby indemnifies and holds the Partnership, the Investment Partnership and the partners thereof, First Sterling, and any Affiliates, agents and assignees thereof, free and harmless from any injury, diminution in value of the Partnership Interest of the Investment Partnership, loss or damage (including, but not limited to, reasonable attorneys' fees, court costs, and amounts paid in settlement of any claims which have been mutually agreed to by the General Partner and the party against whom such claim has been made, resulting from the claims of any Person with respect to any liability arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the securities laws or regulations of any state or other jurisdiction), with respect to claims based upon alleged fraud, deceit or untrue statement of a material fact made by the General Partner or omission by the General Partner to state a material fact required to be stated or necessary to make the statements not misleading, with respect to or based upon information furnished or statements made by the General Partner to the Investment Partnership, or their agents, in connection with the acquisition by the Investment Partnership from or through them of a Partnership Interest or the offer or sale of limited partner interests in the Investment Partnership (it being understood that, except as set forth above, the General Partner shall not be liable for any matters relating to federal or state securities laws applicable to the Investment Partnership).

          (b) The General Partner hereby indemnifies and holds harmless the Partnership, the Investment Partnership, and their Affiliates, agents and assignees from any and all claims (to the extent that any such claim arises out of the General Partner's action or failure to act) of any real estate broker, rental agent, finder, syndicator or other intermediary with respect to the acquisition of the Apartment Development or any Interest in the Partnership and shall assume the defense of any judicial action that might arise in connection with any such claims, provided that the Investment Partnership shall have the right to assume the defense of any claim or counterclaim against itself.

          (c) The General Partner hereby indemnifies and holds the Investment Partnership and Special Tax Counsel harmless from all claims, damages and losses arising any way out of breach of the representations, warranties and covenants contained herein or from any claim arising in any way out of the operation or ownership of the Apartment Development.

          (d) In the event the provisions of this Section or any portion thereof or the application thereof to any Person or circumstances shall to any extent be invalid or unenforceable, the parties hereto hereby agree that a right to receive contribution shall exist on the part of the party or parties who otherwise would have been an indemnified party under the aforesaid provisions (hereinafter collectively referred to as the "contribution recipient") in the amount of 90% of any and all losses, claims, damages, expenses or liabilities to which a contribution recipient may become liable. The parties hereby agree further that, in such event, and upon the incurring by a contribution recipient of any such loss, claim, damage, expense or liability, and the giving by such contribution recipient of written notice thereof to the party or parties who otherwise would have been an indemnifying party under the aforesaid provisions (hereinafter collectively referred to as "contributor"), the contributor shall promptly pay to such contribution recipient an amount equal to 90% of any such loss, claim, damage, expense or liability incurred by such contribution recipient as aforesaid.

          6.08. Payment of Development Costs and Excess Development Costs

          (a) The General Partner shall be responsible, without limitation, and without right of reimbursement by the Partnership (except as may be required by Section 10.07(h) or a return of Capital Contribution to the General Partner pursuant to Section 5.02(b)(i)), for:

                  (i) achieving Initial Closing, Substantial Completion and Final Closing of the Apartment Development, as set forth in this Agreement, and providing any funds necessary to achieve such closings and completion, including without limitation any Excess Development Costs; and

                  (ii) fulfilling all actions and providing any funds required of the Partnership to assure that the Apartment Development becomes qualified for Tax Credit under Section 42 of the Code, substantially in the amount of the Projected Credit. Any such additional payments made pursuant to this Section shall not be included in the cost of assets of the Partnership or credited to the Capital Account of the General Partner unless the accountants for the Investment Partnership shall otherwise advise.

          6.09. Annual Priority Distributions, Operating Deficit Loans and Tax Credit Reduction Amount Reimbursement

          (a) The General Partner will pay to the Investment Partnership the amount of the annual priority distribution specified in Section 10.06(a), no later than 45 days after the close of any fiscal year after the first year of operations, without regard to the sufficiency of Net Cash Flow to provide for such distribution in such year; such payments, to the extent Net Cash Flow is insufficient for their provision, shall constitute a loan by the General Partner, which shall be repaid in the same manner as an Operating Deficit Loan.

          (b) The General Partner shall pay all Operating Deficits during a period ending the later of the date of termination of the Capital Contribution Period or the last day of the period of Breakeven Operations, which payments shall constitute a loan to the Partnership (the "Operating Deficit Loan"), subject to all requirements and restrictions of the RHCDS; the Operating Deficit Loan shall bear no interest, and shall be repaid only as set forth in Section 10.07, provided, however, that such obligation shall be limited to the total amount of Capital Contributions minus the amount of the Consultation Fee, and provided further that with respect to any particular taxable year (i) such obligation shall be limited to the payment of an amount equal to the interest portion only of such debt service; (ii) such obligation shall not be enforceable at any time by any party, including the RHCDS, except the Partnership and the Limited Partner; (iii) the General Partner shall, to the maximum extent provided by law, have discretion in applying the proceeds of any such loan first to other debts and obligations of the Partnership and second to the Mortgage Loan; and
(iv) such application shall not constitute a guarantee of the Mortgage Loan.

          (c) Notwithstanding the foregoing, the General Partner hereby agrees to request assistance from the RHCDS and to notify NCPPS in the event that at any time after six months following Substantial Completion, Operating Deficits shall have continued for a period of three consecutive months.

          (d) The General Partner shall reimburse the Partnership for any TCRA not subtracted from any installment of Capital Contribution or returned from Net Cash Flow during the first five full years of Projected Credit.

         6.10. Other Loans to the Partnership

                  If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs or expenditures (other than additional Capital Contributions or Operating Deficit Loans required by Sections 6.08 and 6.09), the Partnership may borrow such funds as are needed and approved by the RHCDS from any Partner or other Person or organization, including the General Partner, for such period of time and on such terms as the General Partner and the RHCDS may agree at the rate of interest then prevailing for comparable loans, provided, however, that no such additional loans shall be secured by any mortgage or other encumbrance on the property of the Partnership, except in the case of the hypothecation of personal property purchased by the Partnership and not included in the security agreements executed by the Partnership at the time of Initial Closing or Final Closing, and otherwise in accordance with this Agreement. Loans made under this Section shall be repaid as provided in Section 10.07(d).

                  6.11. Withholding of Fee Payments

                  In the event of a default described in Section 5.03, the Partnership, at the sole election of the Investment Partnership, shall withhold payment of any installment of the Development Services Fee. Any installment so withheld shall be promptly released to the Developer upon a determination or final arbitration decision pursuant to Section 5.03(b) that such default has been substantially cured. Any interest earned thereon shall be paid pursuant to
Section 5.03(b).

                  6.12.  Cost Savings

                  Any cost savings realized during the construction of the Apartment Development, including any net interim income, which result in any undrawn amounts under the Construction Lean shall be applied in the following priority and to the following extent, subject to the approval of the RHCDS:

          (a) to enhance the Apartment Development through additional construction;

          (b) to reimburse the General Partner or the Partnership for any Excess Development Costs for which funds were previously advanced by them; and

          (c) to reduce the amount of the Mortgage Loan.

                  6.13.  Property Management Agent

          (a) The Partnership, with the approval of the RHCDS, shall initially engage such Management Agent as the General Partner may select to manage the operation of the Apartment Development during the rent-up period and all times thereafter. The Management Agent shall be paid a management fee in an amount subject to the approval of the RHCDS. The Management Agreement for the Apartment Development shall be in a form acceptable to the RHCDS. Southland Management Corp. hereby is approved by the parties hereto as the Management Agent.

         (b) The General Partner

                  (i) may, upon receiving any required approval or order of the RHCDS, dismiss the Management Agent as the entity responsible for the Apartment Development under the terms of the Management Agreement;

                  (ii) shall, at the request of the Investment Partnership, remove a Management Agent for (A) any conflict of interest, if Affiliated, or (B) failure to produce Tax Credit in the amount of the specified percentage of the Projected Credit set forth in the definition of "Tax Credit Reduction Amount" in Article I, or (C) failure to produce Net Cash Flow sufficient to provide for repayment of the annual priority distribution due to the Investment Partnership in any year;

                  (iii) shall, after consulting with the Investment Partnership, remove a Management Agent Affiliated with a Bankrupt, Legally

                  Disabled, withdrawn, or removed General Partner, or in the event that the Management Agent is Bankrupt or Legally Disabled; and

                  (iv)  shall  remove  the  Management   Agent  for  intentional
                  misconduct or failure to exercise reasonable care in the discharge of its duties and obligations as Management Agent, including, without limitation, any action or failure to take any action which:

          (A) violates in any material respect any provision of the Management Agreement and any provision of the Construction Loan or Mortgage Loan; or

          (B) falls to cure substantial building code violations in the Apartment Development within six months after Notice from the applicable governmental agency or department, or violates any other provision of law applicable to the Apartment Development; or

          (C) violates in any material respect any provision of this Agreement, including, without limitation, (i) permitting occupancy of dwelling units by persons not classified as Qualifying Individuals, or (ii) failing to produce reports required by Section 6.14.

          All Partners shall give such Consents, take such actions and execute such documents as shall be legally necessary and sufficient to effectuate all of the foregoing provisions of this Section 6. 13.

          (c) Upon the removal of the Management Agent as the entity responsible for the management of the Apartment Development pursuant to Section 6.13, a substitute Management Agent which is not an Affiliate of the General Partner shall be promptly designated by the General Partner to act hereunder and the Partnership shall enter into a Management Agreement with the substitute Management Agent with the approval of the RHCDS and the Investment Partnership.

          6.14. Reports to Investment Corporation

          (a) The General Partner shall furnish or shall cause to be furnished to Landau

                  (i) on a Quarterly basis, and as a condition to the payment of each Installment, a copy of the most recent

          (A) RHCDS Form 1944-29 (Project Worksheet for Interest Credit and Rental Assistance),

          (B) RHCDS Form 1930-6 (Monthly Report), and

          (C)RHCDS Form 1944-8 (Tenant Certification) for tenant households currently or last in occupancy of each of the dwelling units of the Apartment Development;

                  (ii) concurrently with their timely submission to the RHCDS, copies of any and all financial reports that may be requested by the RHCDS and/or any other governmental agencies having jurisdiction with regard to the Partnership or the Apartment Development including, but not limited to, RHCDS Form 1930-7 (Statement of Budget and Cash Flow) and RHCDS Form 1930-8 (Year-End Report and Analysis);

                  (iii) a set of photographs of the Apartment Development with the date taken noted thereon that reasonably depicts its condition as of the date taken; and

                  (iv) any other information as from time to time is requested by NCPPS or is material with respect to the financial and physical conditions of the Apartment Development, and/or the financial and administrative affairs of the Partnership including, but not limited to, copies of correspondence with the State Agency, certificates of occupancy, insurance policies and/or insurance certificates as applicable to the Apartment Development, service contracts, any income statements which compare actual and budgeted expenses for the quarter and for the current "year-to-date" annual itemized lists of all rent delinquencies, statements of receipts and disbursements, schedules of accounts receivable and payable and reconciled bank statements so long as these statements are required by RHCDS.

          (b) At least 21 days prior to Final Closing, any documents to be executed by the Partnership at Final Closing providing for a modification in the terms of the Mortgage Loan, or evidencing any material change as to the Apartment Development or its financing or regulation, shall be submitted by the General Partner to the Investment Partnership for its approval, if such modification or change may affect the purpose of the Partnership and/or the ability of the Investment Partnership to receive the Tax Credit in the amount of the Projected Credit. The General Partner shall provide copies of all documents executed and/or delivered at Final Closing to the Investment Partnership promptly after Final Closing.

          (c) The General Partner shall, within 10 days after receipt thereof, forward to the Investment Partnership a copy of any notice received by the General Partner or the Partnership of any default with respect to any material instrument to which the Partnership is a party or which affects the assets of the Partnership, and/or notice of the commencement of any foreclosure or similar proceedings, and shall report to the Investment Partnership any other significant developments affecting the Partnership, its business or assets, as soon as practicable following the occurrence of any such event.

          (d) In no event shall the failure of the Investment Partnership to disapprove any document or report provided to it or to NCPPS be deemed to constitute its Consent or the Consent of the Investment Partnership to any violation of or change in any provision of this Agreement or to any violation of any regulation of the RHCDS or of any applicable law.

                  6.15 Rent Increases The Investment Partnership at any time shall have the right to require the General Partner to use best efforts to apply to the RHCDS for increases in authorized rents.


                                   ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         7.01. Withdrawal of a General Partner

          (a) The General Partner may withdraw from the Partnership or sell, transfer or assign the General Partner's Partnership Interest only after (i) Consent of the Investment Partnership; (ii) Consent by all necessary parties as provided in Section 7.04 of any new General Partner to be substituted therefor or to receive all or part of a withdrawing General Partner's Partnership Interest; (iii) counsel for the Investment Partnership shall have delivered to the Partnership its opinion that any substitute General Partner, either separately or together with any non-withdrawing General Partner, has sufficient net worth and meets all other published requirements of the Code and the Internal Revenue Service necessary to assure that the Partnership will continue to be classified as a partnership and (iv) counsel for the Investment Partnership each shall have rendered an opinion that none of the actions taken in connection with such withdrawal will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes or be in violation of the Act.

          (b) The withdrawal of a General Partner without the Consent of the Investment Partnership shall have the same effect as a removal of a General Partner under Section 7.03. A General Partner who shall voluntarily withdraw as General Partner of the Partnership without meeting the conditions for withdrawal set forth in Section 7.01 (a) shall be deemed to be in breach of this Agreement, shall be liable for any damages to the Partnership at law or in equity, and shall forfeit his entire Partnership Interest, including without limitation any residual share of Sale or Refinancing Proceeds or Liquidation Proceeds.

          (c) In the event of a withdrawal or removal of a General Partner, or sale, transfer or assignment of the Partnership Interest of any General Partner, or conversion under Section 7.02 of such Interest to a limited partnership interest, the General Partner shall remain liable for all obligations and liabilities (including, but not limited to, Operating Deficits and Excess Development Costs) incurred as General Partner before such withdrawal, removal, sale, transfer, assignment or conversion shall have become effective under this Agreement, whether or not any such obligations or liabilities were known or had matured, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, removal, sale, transfer, assignment or conversion shall have become effective.

         7.02. Effect of Bankruptcy or Legal Disability of a General Partner

          (a) Upon the Bankruptcy or Legal Disability of a General Partner, the business of the Partnership shall be continued by any other General Partner, provided, however, that if a Bankrupt or Legally Disabled General Partner is then a sole General Partner or if any event occurs with respect to a sole General Partner which causes a termination of the Partnership under the Act, the Partnership shall be terminated unless reconstituted pursuant to Section 11.01 and the Partners appoint at least one successor General Partner satisfactory to the RHCDS and as herein provided.

          (b) Upon the Bankruptcy or Legal Disability of a General Partner, such General Partner shall immediately cease to be a General Partner and his Partnership Interest shall, without further action, be converted to a limited partner interest, provided, however, that if such Bankrupt or Legally Disabled General Partner is the sole remaining General Partner, or the remaining General Partner has less than a combined 1% Percentage Interest in the Partnership, the converted Partnership Interest of such replaced General Partner shall be ratably reduced and transferred to the remaining General Partner to the minimum extent necessary to insure that any remaining or substitute General Partner (i) hold a combined 1% Percentage Interest, and (ii) will receive Net Cash Flow pursuant to
Section 10.06 and a  distribution  of Sale or Refinancing  proceeds  pursuant to
Section 10.07 or Liquidation Proceeds pursuant to Section 10.08, in such amounts as the Investment Partnership, in its sole discretion, deems necessary to ensure that at least one General Partner of suitable quality may be obtained in order to achieve the purpose of the Partnership.

          (c) If, at the time of the Bankruptcy or Legal Disability of a General Partner, the Bankrupt or Legally Disabled General Partner was not the sole General Partner of the Partnership, any remaining General Partner shall immediately (i) give Notice to the Limited Partner of such Bankruptcy or Legal Disability, (ii) make, execute and file such amendments hereto or documents or instruments as are deemed necessary to reflect the conversion of the Partnership Interest of the Bankrupt or Legally Disabled General Partner and the General Partner having ceased to be a general partner. Any remaining General Partner is hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Partners and the Partnership and to file such documents as may be required to effectuate the provisions of this Article VII.

          7.03. Removal of General Partner

          (a) The Investment Partnership, subject to the approval of the RHCDS if required, shall have the right to remove any General Partner for intentional misconduct, gross negligence or breach of fiduciary obligation to a Limited Partner under the Act or hereunder, provided that any such conduct results in, or is likely to result in, a material detriment to or an impairment of the Apartment Development, other assets of the Partnership, or the rights or benefits of the Investment Partnership, or upon the occurrence of any of the following:

                  (i) allocation to the Investment Partnership of Tax Credit substantially less than the amount of the Projected Credit;

                  (ii) commencement of foreclosure proceedings against the Apartment Development;

                  (iii) violation in a material respect of any provisions of the Construction Loan or Mortgage Loan, or any material provisions of the RHCDS or other governmental regulations, agreements or law applicable to the Apartment Development, and such violation shall continue for a period of 30 days after the giving of written Notice thereof;

                  (iv) failure in a material way to assure the continued accuracy of the General Partner's representations and warranties under this Agreement or violation of any material provision of this Agreement, including, without limitation,
                  (A) a violation of Partnership purposes or authority as set forth in Sections 3.01 or 3.02, (B) violation of any obligations of the General Partner under Article VI of this Agreement (including, without limitation, (i) failure to pay Excess Development Costs, make Operating Deficit Loans, or provide the annual priority distribution as required under Sections 6.08 or 6.09, or (ii) failure to remove the Management Agent if so required under Section 6.13, (C) failure to furnish tax returns to the Investment Partnership for its approval prior to February 15 of any year pursuant to
                  Section 12.03 and 12.04, (D) termination of the Partnership for federal income tax purposes without the Consent of the Investment Partnership (E) treatment of the Partnership for federal income tax purposes as an association taxable as a corporation or

                  (v) in the written opinion of counsel for the Investment Partnership, the General Partner fails to meet the General Partner's representations and warranties set forth in Section 4.01(h) (evidenced by a Notice to the General Partner to such effect and based upon current financial statements of the General Partner, which shall be promptly furnished to the Investment Partnership at any time upon request).

          (b) The Investment Partnership shall give Notice to all Partners of its determination that the General Partner or any specific General Partner shall be removed. The General Partner named in such Notice shall have 30 days after receipt of such Notice to cure any default or other reason for such removal, while remaining as General Partner (including, only in the event of a default under subsection (a) above, the admission of a successor or additional General Partner in compliance with Section 7.04). If at the end of 30 days such default has not been cured to the satisfaction of the Investment Partnership, such General Partner shall cease to be General Partner and the powers and authorities conferred on such General Partner under this Agreement shall cease, and the Partnership Interests of any such General Partner shall be transferred to an un-Affiliated designee of the Investment Partnership, which designee shall (after the removal of any General Partner) become a General Partner, or, at its sole election, may nominate another person or organization to become a new General Partner of the Partnership and upon its admission to the Partnership pursuant to Section 7.04, such Person shall become a General Partner.

          (c) Except in the event of a default under subsection (a)(v) above, the Partnership Interest of any removed General Partner shall without further action be terminated, and all of its rights to unpaid Development Services Fees (if any), Net Cash Flow, Sale or Refinancing Proceeds or Liquidation Proceeds shall be forfeited.

          (d) The Investment Partnership hereby is granted an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 7.03. An election by the Investment Partnership to remove any General Partner hereunder shall not limit or restrict the availability and use of any other remedy which the Investment Partnership or any other Partner might have in connection with any General Partner's undertakings and responsibilities under this Agreement, and they are understood by the parties hereto to be permitted by the Act as the exercise of powers not constituting participation in the control of the business so as to convert the limited partner interest of the Investment Partnership into a general partner interest for any purpose or to any extent.

          7.04. Admission of a Successor or Additional General Partner

          The General Partner may, at any time, designate additional Person(s) to be General Partner(s), whose Partnership Interests shall be such as are agreed upon by the General Partner and such additional Persons, provided that the Partnership Interests of the Limited Partner shall not be affected thereby and subject to the following conditions:

          (a) Except in the case of the removal of any General Partner, the admission of such Person shall have been Consented to by the General Partner or the General Partner's successors and the Investment Partnership and, if required, by the RHCDS;

          (b) any such successor or additional General Partner shall have accepted and agreed to be bound by (i) all the terms and provisions of this Agreement by executing a counterpart hereof and (ii) all the terms and provisions of the Construction Loan or Mortgage Loan by executing a counterpart thereof;

          (c) as evidence of the admission of any additional or successor General Partner, this Agreement shall have been duly amended and (if required by the Act, filed) and all other actions required by this Agreement or deemed necessary by Counsel in connection therewith shall have been performed;

          (d) if any successor or additional General Partner is a corporation, it shall have provided the Partnership evidence satisfactory to Counsel of its authority to become a General Partner, to do business in the State and to be bound by the terms and provisions of this Agreement; and

          (e) counsel for any incoming General Partner shall have rendered an opinion that the admission of the successor or additional Person is in conformity with the Act and that none of the actions taken in connection with the admission of the successor or additional General Partner will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes.

                                  ARTICLE VIII

                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

                  8.01. No Management Powers

          No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in its name. Except as otherwise expressly provided either in this Agreement or in the Act, no Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partner shall be expressly required and except as otherwise expressly provided either in this Agreement or in the Act, provided, however, that if and to the extent permitted by the Act, the Investment Partnership, in its capacity as a limited partner under the Act and without being treated under the Act as a general partner for any purpose or to any extent, shall have and may exercise the following powers:

                  (1) be a contractor for, or agent, or employee of the Partnership or the General Partner;

                  (2) consult with and advise a General Partner with respect to the business of the Partnership;

                  (3) act as surety for the Partnership or guarantee or assume one or more specific obligations of the Partnership;

                  (4) take any action required or permitted by law to bring or pursue a derivative action in the right of the Partnership;

                  (5) request or attend a meeting of Partners;

                  (6) propose, approve or disapprove, by voting, Consenting or otherwise, one or more of the following matters:

                  (i) the dissolution and winding up of the Partnership;

                  (ii) the sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of the Partnership;

                  (iii) the occurrence of indebtedness by the Partnership other than in the ordinary course of its business;

                  (iv) a change in the nature of the business;

                  (v) the removal of a General Partner or Limited Partner;

                  (vi) the admission of a General Partner or Limited Partner;

                  (vii) a transaction involving an actual or potential conflict of interest between any General Partner and the Partnership or the Limited Partner; or

                  (viii) an amendment to this Agreement or any Certificate of Limited Partnership; or

          (7) wind up the Partnership pursuant to Article XII.

         8.02. Limitation on LiabilIty of Limited Partner

          (a) The liability of the Limited Partner shall be limited to his Capital Contribution as and when payable under the provisions of this Agreement. Except as expressly provided by the Act, no Limited Partner or any limited or general partner of a Limited Partner shall have any other liability to contribute money to, or in respect of any debts, contracts or other liabilities or obligations of, the Partnership, nor shall any Limited Partner or any limited or general partner of a Limited Partner be personally liable for any debts, contracts or other liabilities or obligations of the Partnership. No Limited Partner shall be obligated to make loans to the Partnership.

          (b) Notwithstanding anything to the contrary contained herein, except as expressly provided by the Act, the partners, general or limited, of the Investment Partnership shall have no personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or their obligations undertaken, by the Investment Partnership under this Agreement, In the event the Investment Partnership shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by the Investment Partnership, shall be against the assets of the Investment Partnership allocated to and remaining for investment in the Partnership, provided, however, that under no circumstances shall the liability of the Investment Partnership for any such default be in excess of the amount of Capital Contribution payable by the Investment Partnership to the Partnership under the terms of this Agreement at the time of such default.

         8.03. Other Activities

          The Limited Partners may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, governmental housing projects similar to the Apartment Development. Neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.


                                   ARTICLE IX
                   TRANSFERS OF AND RESTRICTIONS ON TRANSFERS
                       OF INTERESTS OF LIMITED PARTNERSHIP

                  9.01. Purchase for Investment

          (a) The Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as principal for investment purposes only and not with a view to the resale or distribution thereof, except insofar as the Securities Act of 1933,

Regulation D thereunder, and any applicable securities law of any state or other jurisdiction, permit such acquisition to be made for the account of others or with a view to the resale or distribution of such Interests.

          (b) The Limited Partner agrees that it will not sell, assign or otherwise transfer an Interest or any fraction thereof to any Person who does not represent, warrant and agree that their acquisition of such interests or any portion shall be made for investment purposes only and not with a view to resale and distribution.

                  9.02. Restrictions on Transfer of Limited Partner's Interests

          (a) Under no circumstances will any offer, sale, transfer, assignment, hypothecation or pledge of the Limited Partner Interest be permitted unless the General Partner and the Investment Partnership shall have Consented in their sole discretion and given notice thereof.

                  (b) A Limited Partner whose Partnership Interest is being transferred shall pay such reasonable expenses as may be incurred by the Partnership in connection with such transfer.

          (c) Any Person who is the assignee of a Limited Partner's Partnership Interest, but does not become a Substitute Limited Partner, and desires to make a further assignment of such Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Interest.

                  9.03. Admission of Substitute Limited Partner

          (a) Subject to the other provisions of this Article IX, an assignee of the Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be deemed admitted as a Substitute Limited Partner of the Partnership only upon the satisfactory completion of the following:

                  (i) Consent of the General Partner (which may be withheld in the General Partner's sole discretion) and the Consent of the RHCDS, if required, shall have been given, which Consent may be evidenced by the execution by the General Partner of an amended Certificate (if required by the Act) evidencing the admission of such Person as a Limited Partner;

                  (ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

                  (iii) the assignee shall have complied with Section 9.01(b);

                  (iv) if the assignee is a corporation, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of its corporate authority to become a Limited Partner hereunder; and

                  (v) the assignee or the assignor shall have reimbursed the Partnership for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Partnership in connection with such assignment.

                  (b) For the purpose of allocation of Profits, Losses and Credits, and for the purpose of distributing cash of the Partnership, a Substitute Limited Partner shall be treated as having become, and as appearing in, the records of the Partnership as a Partner as of the effective date of an amendment or counterpart to this Agreement.

          (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by promptly preparing the documentation required by this Section and promptly making any official filings, recordings and publications.

          (d) Notwithstanding anything to the contrary contained herein, at any time prior to Final Closing the Investment Partnership may assign its rights and obligations as a Limited Partner to another similarly structured investment limited partnership of which First Sterling Capital Resources, Inc. or an Affiliate is the general partner without the Consent of the General Partner, subject only to the Consent if required by the RHCDS.

                                    ARTICLE X

                   PROFITS, LOSSES, CREDITS AND DISTRIBUTIONS

                  10.01 Capital Accounts

          A Capital Account shall be maintained for each Partner, consisting of the aggregate of (a) the amount of cash such partner has contributed to the Partnership, (b) the fair market value of any property such Partner has contributed to the Partnership net of liabilities assumed by the Partnership or to which such property is subject and (c) the amount of profits and tax-exempt income allocated to such Partner, less the aggregate of (w) the amount of losses allocated to such Partner, (x) the amount of cash distributed to such Partner,
(y) the fair market value of any property distributed to such Partner net of liabilities assumed by such Partner or to which such property is subject, and
(z) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as additions to the basis of Partnership property, and subject to such other adjustments as may be required under the Code.

                  10.02. Determination of Profits, Losses and Credits

          (a) Profits, Losses and Credits for all purposes of this Agreement shall be determined in accordance with the provisions of Treasury Regulation
Section 1.704-1(b), utilizing the accounting method followed by the Partnership for federal income tax purposes, except that any adjustments made pursuant to
Section 754 of the Code shall not be taken into account. Every item of income, gain, loss, deduction, credit or tax preference entering into the computation of Profits, Losses and Credits or applicable to the period during which such Profits, Losses and Credits were realized, shall be considered allocated to each Partner in the same proportion as Profits, Losses and Credits are allocated to such Partner. Profits, losses and credits for tax purposes shall be allocated in the same manner as Profits, Losses and Credits as set forth in this Article X, except as provided in Section 10.02(i).

          (b) Subject to the provisions of Section 10.02(c) and Section 10.04, each Limited Partner shall be entitled to receive its share of all Profits, Losses and Credits at the close of business on the last day of each year.

          (c) For the year during which a Limited Partner is admitted to the Partnership, there shall be allocated to each Limited Partner a share of the Profits, Losses and Credits and Net Cash Flow beginning with the first day of the month in which the Limited Partner is admitted to the Partnership.

          (d) If there is a determination that Section 483 or Sections 1271 through 1288 (relating to imputed interest with respect to deferred payment sales of property) or Section 7872 of the Code is applicable to any loan between a Partner and the Partnership, any income or deduction of the Partnership attributable to interest on such loan (whether stated or unstated) shall be allocated solely to such Partner.

          (e) If the deduction of all or a portion of any fee paid or accrued from earnings of the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee with respect to which the deduction is disallowed.

          (f) If any Partner's Partnership Interest is reduced but not eliminated because of the admission of new Partners or otherwise, or if any Partner is treated as receiving any items of property described in Section 751(a) of the Code, the Partner's interest in such items of Section 751(a) property shall not be reduced, but shall be retained by the Partner so long as the Partner has a Partnership Interest and so long as the Partnership has an interest in such property.

                  (g) Notwithstanding any other provision of this Agreement, no allocation of loss or deduction (or item thereof shall be made to a Partner if such allocation would cause the deficit Capital Account balance of such Partner (excluding the portion of such deficit balances that must be restored to the Partnership upon liquidation) to exceed such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain determined at the end of the Partnership taxable year to which the allocation relates. For purposes of this Section, a Partner's capital account shall be deemed to be reduced by Qualified Income Offset Items.

          (h) In the event any Partner unexpectedly receives any adjustments, allocation or distributions described in Treasury Regulation Section 1.704-1
(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code Section 704(b)) the deficit balance in each such Partner's Capital Account as quicKly as possible. For purposes of this Section, a Partner's Capital Account shall be deemed to be reduced by Qualified Income Offset Items.

          (i) Notwithstanding the foregoing provisions of this Article X, income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-l(b)(2)(iv)(g).

          6) Tax credits under Section 42 of the Code shall be allocated among the Partners in the same manner as the deductions attributable to the expenditures creating the tax credit are allocated among the Partners in accordance with Treasury Regulation section 1.704-1 (b)(4)(ii).

         10.03.  Allocation of Profits, Losses and Credits

          (a) Subject to Sections 10.02 and 10.03(b) through 10.03(h) all Profits, Losses and Credits shall be allocated 1% to the General Partner and 99% to the Investment Partnership.

          (b) Gains recognized by the Partnership upon the sale, exchange or other disposition of all or any substantial portion of the property owned by the Partnership shall be allocated as follows: (i) first, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to such Partners' negative Capital Accounts shall be allocated to the Partners with negative Capital Account balances, in proportion to such balances, and (ii) second, gain in excess of the amount allocated under
(i) shall be allocated to the Partners in an amount necessary to increase their Capital Accounts as nearly as possible to the amount of cash each Partner would receive under Section 10.07 solely in its capacity as a Partner if the aggregate balance of all Capital Accounts were cash available for distribution under such Section.

          (c) Losses recognized by the Partnership upon the sale, exchange or other disposition of all or any substantial portion of the property owned by the Partnership shall be allocated (i) first, to the extent and in such proportions as shall be necessary such that, after giving effect thereto, the respective balances in all Partners' Capital Accounts are proportionate to the Partners' Interests in the Partnership; (ii) second, to the Partners until each Partner's Capital Account equals his Capital Contribution to the Partnership; (iii) third, to the Partners to the extent of and in proportion to each Partner's Capital Account (after the adjustment in clause (ii)); and (iv) fourth, any remaining loss to the Partners in accordance with the manner in which they bear the economic risk of loss.

          (d) Any portion of the gains treated as ordinary income for federal income tax purposes under Sections 1245 and 1250 of the Code shall be allocated on a dollar for dollar basis to those Partners to whom the items of Partnership deduction or loss giving rise to the amount recaptured had been previously allocated.

          (e) If (i) the Partnership incurs recourse obligations or Partner Nonrecourse Debt (including, without limitation, Operating Deficit Loans and the Working Capital Loan made pursuant to Section 6.09) or (ii) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively, "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the General Partner with respect to such obligations in the ratio in which the General Partner bears the economic risk of loss, and second, the balance of such deductions shall be allocated as provided in Section l0.03(a).

          (f) If the General Partner shall make any payment to the Investment Partnership pursuant to Section 6.09(a) in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to such payment


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

shall be allocated to the General Partner, and second, the balance of such deductions shall be allocated as provided in Section 10.03(a).

          (g) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year. A Partner is not subject to this Partnership Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1. 704-2(fl(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(fl under Section 704 of the Code.

          (h) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Nonrecourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i) (4) applied consistently with Treasury Regulation
Section 1. 704-2(fl(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1. 704-2(i)(4) under Section 704 of the Code.



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

          10.04. Allocations in Case of Transfer of Interests

          (a) In any year in which a Limited Partner sells, assigns or transfers all or any portion of an Interest to any Person who, during such year, is admitted as a Substitute Limited Partner, the share of all Profits, Losses and Credits allocable to, and of all Net Cash Flow and Sale and Refinancing Proceeds and Liquidating Proceeds distributable under Sections 10.06, 10.07 and 10.08, to any such Substitute Limited Partner that is attributable to the Interest sold, assigned or transferred, shall be allocated and distributed to the assignee from and after the first day of the calendar month following the month in which the assignee executes this Agreement as a Substitute Limited Partner, provided, however, that the assignor and the assignee may by agreement make special provisions for the allocation of items of Profits, Losses and Credits as may from time to time be permitted under the Code, and for the distribution of Net Cash Flow, Sale and Refinancing Proceeds and Liquidating Proceeds distributable under Sections 10.06, 10.07 and 10.08, but such allocation shall be binding as to the Partnership only after it shall have received Notice thereof from the assignor and assignee.

         (b) In any year in which, pursuant to Article VI, the Interest of a General Partner shall terminate, the Profits, Losses and Credits allocable to and the Net Cash Flow, Sale and Refinancing Proceeds and Liquidating Proceeds distributable under Sections 10.06, 10.07 and 10.08, as applicable, shall be allocated and distributed to the successor General Partner from and after the first day of the calendar month following the month in which the termination of the Interest of the predecessor General Partner occurred, provided, however, that the terminating General Partner and any successor or remaining General Partner may, by agreement, make such provisions for the allocation of Profits, Losses and Credits and for the distribution of Net Cash Flow, Sale or Refinancing Proceeds and Liquidation Proceeds as are permitted by the Code.

         10.05. Authority of General Partner to Vary Allocations to Preserve and Protect Partners' Intent

          (a) It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or item thereof shall be determined and allocated in accordance with this Article X and Article V to the fullest extent permitted by Section 704(b) of the Code. To preserve and protect the determinations and allocations provided for in this Article X, the General Partner is hereby authorized and directed to allocate Profits, Losses and Credits (or items thereof) arising in any year differently from that otherwise provided for in this Article X to the extent that allocating Profits, Losses and Credits (or items thereof) in the manner provided for in Article X in the


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

opinion of Special Tax Counsel or the Accountants would cause the determinations and allocations of each Partner's allocable share of Profits, Losses and Credits (or items thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.05 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article X and no formal amendment of this Agreement or approval of any Partner shall be required. In making any New Allocation under Section 10.05(a), the General Partner is to act only in reliance upon the advice of the Accountants or Special Tax Counsel that, under
Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Article X necessary in order to assure that, either in the then current year or in any preceding year, each Partner's allocable share of Profits, Losses and Credits (or item thereof) is determined and allocated in accordance with this Article X to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

          (c) If the General Partner determines under Section 10.05(a) to make any New Allocation in a manner less favorable to the Limited Partner than is otherwise provided for in this Article X, then the General Partner is authorized and directed, only after having received the Consent of the Investment Partnership and insofar as they are advised by the Accountants or Special Tax Counsel that it is permitted by Section 704(b) of the Code, to allocate Profits, Losses and Credits (or items thereof) arising in later years in such manner so as to bring the allocations of Profits, Losses and Credits (or items thereof) to the Limited Partner as nearly as possible to the allocations thereof otherwise contemplated by this Article X.

          (d) New Allocations made by the General Partner under Section 10.05(a) in reliance upon the advice of the Accountants and allocations made by the General Partner under Section 10.05(c) in reliance upon the advice of the Accountants or Special Tax Counsel shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partner, and no such allocation shall give rise to any claim or cause of action by the Limited Partner.

         10.06. Distributions of Net Cash Flow

                  All Net Cash Flow of the Partnership for each calendar year shall be distributed to all Partners simultaneously, but in the following order of priority:



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

          (a) to the General Partner, an annual management incentive fee in the amount of $1,000, provided, however, that no such fee shall be paid in the event that any provision of Section 12.04 has not been met; and

          (b) the balance, 50%, to the General Partner and 50% to the Limited Partner.

                  10.07. Distribution of Sale and Refinancing Proceeds

                  Except as may be required under Section 10.08, Sale and Refinancing Proceeds shall be distributed and applied in the following order of priority:

          (a) to the payment of all debts and liabilities of the Partnership (including amounts due pursuant to the Mortgage Loan and all expenses of the Partnership incident to any such sale or refinancing), excluding (i) debts and liabilities of the Partnership to Partners or any Affiliates, and (ii) all unpaid fees owing to the General Partner or Affiliates of the General Partner under this Agreement;

                  (b) to the setting up of any reserves which the Liquidator (or the General Partner, with the Consent of the Investment Partnership, if the distribution is not pursuant to the liquidation of the Partnership) deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

          (c) pursuant to RHCDS Instruction 1944-E, Section 1944.21 1(a)(12)
(ii), the balance of any remaining sum 5% to the General Partner;

          (d) to the repayment of any unrepaid debts and liabilities owed to the Partners or any Affiliates by the Partnership for Partnership obligations, including any Operating Deficit Loans and other loans made pursuant to Sections
6.09 and 6.10, and any amounts not distributed to the Investment Partnership pursuant to Section 10.06(a);

                  (e) to the Investment Partnership, any cumulative Tax Credit Shortfall due to it, to the extent not previously returned under Section 10.07(e);

          (f) to the payment of a refinancing and disposition fee in the amount of 5% of the Sale and Refinancing Proceeds, payable 50% to the General Partner and 50% to Landau.

          (g) the balance of any remaining sum 50% to the General Partner and 50% to the Investment Partnership.

                  Notwithstanding   anything  in  this  Section   10.07  to  the
contrary,  Sale and  Refinancing  Proceeds  resulting  from an event  covered by


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

property or liability insurance shall first be applied, to the extent required, to repair or restore the damage or destruction resulting from the event, with the balance, if any, subject to the provisions of the Mortgage or the requirements of the RHCDS. The amount so applied shall not be considered when calculating the refinancing and disposition fee under subsection (e) of this
Section 10.07.

         10.08. Liquidation Proceeds

          (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, Liquidation Proceeds shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.03 and 10.08(b). If a General Partner has a negative balance in his Capital Account following the liquidation of the Partnership or liquidation of his interest in the Partnership after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs, such General Partner shall pay to the Partnership in cash an amount equal to the negative balance in his Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

          (b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Profits, Losses and Credits realized by the Partnership immediately prior to the liquidation or other distribution event and (ii) such Profits, Losses and Credits shall be allocated to the Partners in accordance with subsections (b) and (c) of Section 10.03; any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.08(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation
Section 1.704-1(b). This Section 10.08(b) is intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distributions to be treated as sales for value, and nothing contained in this Section 10.08(b) or elsewhere herein is intended to treat or cause such distributions to be


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

treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partner and the Investment Partnership.

         10.09. Tax Matters Partner

          (a) The sole  General  Partner  or, if there is more than one  General
Partner, the Managing General Partner, hereby is designated as Tax Matters Partner of the Partnership, and shall engage in such undertakings as are required of the Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner, by the execution of this Agreement, Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

          (b) The Tax Matters Partner is hereby authorized, but not required, subject to its fiduciary obligations to the Limited Partner:

                  (i) to enter into any settlement with the Internal Revenue Service or the Secretary of the Treasury with respect to any tax audit or judicial review, provided that the Tax Matters Partner first receives the written consent of the Investment Partnership to such settlement;

                  (ii) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment, without the prior written Consent of the Investment Partnership, with the Tax Court, the District Court of the United States or the United States Claims Court;

                  (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with said Secretary at any time and, if any part of such request is not allowed by said Secretary, to file a petition for judicial review with respect to such request;

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

                  (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

                  The Tax Matters Partner, however, shall take none of the above actions without Notice to and the Consent of the Investment Partnership and shall furnish the Investment Partnership copies of all relevant documents.

          (c) The Partnership shall reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages, incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made as a priority distribution of Net Cash Flow or pursuant to Section 10.07(d). Neither the General Partner, nor any Affiliate thereof, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.06 shall be fully applicable to the Tax Matters Partner in his capacity as such.

         10.10.  Tax Accounting

                  In the event of a transfer of all or any part of the Interest of a General Partner or of a Limited Partner (or the interest of any partner of the Investment Partnership), the Partnership shall elect, if requested by the Investment Partnership, pursuant to Sections 734, 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property if, in the opinion of the Investment Partnership, based upon the advice of the Accountants, such election would be most advantageous to the Investment Partnership. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election. The Partnership,


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

however, shall take none of the above actions without prior Notice to and the written Consent of the Investment Partnership and shall furnish the Investment Partnership with copies of all relevant documents.

                                   ARTICLE XI

                           DISSOLUTION AND LIQUIDATION

                  11.01. Dissolution of the Partnership

                  The Partnership shall be dissolved upon the earlier of (a) the expiration of the term of the Partnership or (b) the election of the Investment Partnership pursuant to the Act, or (c) upon the happening of any of the following:

                  (i) the withdrawal, Bankruptcy or Legal Disability of a General Partner who is, at that time, the sole General Partner, unless the Partnership is reconstituted by agreement of all their remaining partners within a 90-day period; or

                  (ii) any other event causing the dissolution of the Partnership under the Act unless the Partnership is reconstituted by agreement of all its remaining Partners within a 90-day period.

                  11.02. Winding Up and Distribution

          (a) Upon the dissolution of the Partnership pursuant to Section 11.01,
(i) a certificate of cancellation shall be filed in such offices within the State as may be required or appropriate and (ii) the Partnership business shall be wound up and its assets liquidated as provided in this Section 11.02 and the net proceeds of such liquidation shall be distributed in accordance with Section 10.08.

          (b) The Liquidator shall file all certificates and Notices of the dissolution of the Partnership required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership's property and assets, provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, then to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be Partners of the Partnership, and the


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

Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership.

          (c) Upon the dissolution of the Partnership pursuant to Section 11.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.

                                   ARTICLE XII

               BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS, ETC.

                  12.01. Books and Records

                  The books and records of the Partnership shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. The General Partner shall comply with all document retention requirements of the State Agency, the RHCDS and the IRS relating to Qualifying Individuals or any other aspect of the Apartment Development. These and all other records of the Partnership, including information relating to the status of the Apartment Development and information with respect to the sale by the General Partner or any Affiliate of goods or services to the Partnership, shall be kept at the principal office of the Partnership and shall be available for examination there by any Partner, or his duly authorized representative, or any limited partner of the Investment Partnership, at any and all reasonable times. Any Partner, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the name and address of each Limited Partner.

                  12.02. Bank Accounts

          (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine. No funds of the Partnership shall be deposited in any financial institution in which any Partner is an officer, director or holder of any proprietary interest.

                  (b) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the immediate possession or control of the General Partner. The funds


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

of the Partnership shall not be commingled with the funds of any other Person, and the General Partner shall not employ, nor permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.

         12.03. Accountants

                  The Accountants shall be such firm of certified public accountants as shall be designated by the General Partner. The Accountants shall annually prepare for execution by the General Partner all tax returns of the Partnership with all supporting schedules and shall annually review or audit the books of the Partnership as required by the RHCDS. The Accountants shall prepare RHCDS Forms 1930-7 and 1930-8 together with any related financial statements including a copy of all adjustments, reconciling the financial statements submitted to the RHCDS to the tax return. The Investment Partnership expressly reserves the right to direct the General Partner to remove the Accountants if in its sole discretion there has been evidence of malfeasance on the part of the Accountants.

         12.04. Reports to Partners

          (a) In addition to the reporting requirements set forth in Section 6.14, by March 10 of every year, the General Partner shall furnish to the Investment Partnership:

                  (i) a copy of the Partnership's federal income tax returns, including all schedules, for the Investment Partnership's approval prior to filing, making such elections on IRS form 8609 as directed by any accountants for the Investment Partnership;

                  (ii) copies of paid tax bills and paid bills for insurance premiums;

                  (iii) a statement describing all transactions during the year between the Partnership and the General Partner and Investment Partnership which shall include a schedule showing all amounts payable or paid during such year to the aforementioned parties;

                  (iv) a copy of the Accountants' detailed depreciation schedule as of December 31;

                  (v) a  reconciliation  of  Partners'  capital  accounts  as of
                  December  31  which  details  the  Capital   Contribution  and
                  distributions to General and Limited Partners;

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

                  (vi) a schedule of amounts due to/from General and Limited Partners as of December 31;

                  (vii) a reconciliation of the reserve account as of December 31; and

                  (viii) an annual financial statement of each corporate General Partner, if any, prepared by an accountant, with (1) a balance sheet prepared on a "classified basis", (2) income statement prepared on a "classified basis", (3) statement of cash flow,
                  (4) notes to financial statements, (5) and a balance sheet prepared on a "classified basis" of every other limited partnership of which the corporate General Partner is a partner; and

                  The General Partner shall also mail:

                  (ix) by March 10 of every year, to all Persons who were Partners at any time during the Partnership's prior fiscal year, all tax information regarding the Partnership and its operations during the prior fiscal year which are reasonably necessary to the Partners for the preparation of their tax returns, together with a report of the Accountants containing financial statements as furnished to the RHCDS certified by the General Partner, and a report of the General Partner with respect to the Partnership and its operations during the prior fiscal year, including a statement of cash flow (i.e. a reconciliation of the balance sheet and income statement) and a calculation of the cash flow available to the Partners; and

                  (x) by November 1 of every year, beginning with the calendar year first above written, to all Persons who are or have been Partners at any time during the Partnership's current fiscal year, preliminary tax information regarding the Partnership and its operations during the current fiscal year, to the extent that the tax credits and results of operations are expected to be more than ten percent different from the preceding year or as projected.

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

          (b) Any expense for such returns or reports shall be paid out of the assets of the General Partner, to the extent not included in the RHCDS-approved budget.

          (c) All Partners shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Partnership.

          (d) Any Partner shall have the right to object to the Accountant's reports by giving Notice to the other Partners within 15 days after any such report is received by such Partner, setting forth in reasonable detail the objections of such Partner and the basis for such objections.

         12.05. Fiscal Year and Accounting Method

                  The fiscal year of the Partnership shall be the calendar year. All Partnership accounts shall be determined on the accrual basis.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

                  13.01. Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to and settled by arbitration in the State pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration rules mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrators any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

                  13.02. Amendments. No modification shall be made to this Agreement except by written amendment signed by all Partners, provided, however, that in the case of a scrivener s error acknowledged as such by the General Partner or Counsel for the Partnership and by the Investment Partnership, this Agreement shall be amended to correct such error, and if required as a result thereof under the Act, the amendment shall be promptly filed or recorded.


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                  13.03. Burden and Benefit. The covenants and agreements
contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and (to the extent permitted hereunder) assigns of the respective parties hereto.

                  13.04. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State.

                  13.05. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

                  13.06. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

                  13.07. Entire Agreement. This Agreement sets forth all (and is intended by all parties to be an integration of all) the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no representation s, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

                  13.08. Use of Singular and Plural. All uses of singular and plural herein, generally, shall be deemed to read as the context may require.

         13.09. Notices to the Investment Partnership. Any Notice required by the provisions of this Agreement to be given to the Investment Partnership shall be addressed as follows:

                           Landau
                           526 Main Street
                           P. O. Box 515
                           Arkadelphia, AR 71923


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                  IN WITNESS WHEREOF,  the parties have affixed their signatures and seals to this Agreement as of the date first written above.


                                                     GENERAL PARTNER:

WITNESS:

____________________                                _________________________
                                                    BILLY W. BUNN

                                                     LIMITED PARTNER:


                                                     LANDAU

WITNESS:
                                                     By _______________________
                                                       IT'S AUTHORIZED AGENT







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                                    EXHIBIT A


                        HUGHES VILLA LIMITED PARTNERSHIP

                                PROJECTED CREDIT




     1996                             4,451

     1997                            39,560

     1998                            39,560

     1999                            39,560

     2000                            39,560

     2001                            39,560

     2002                            39,560

     2003                            39,560

     2004                            39,560

     2005                            39,560

     2006                            35,109

    TOTAL                          $395,600








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                                    EXHIBIT B


             PROJECT DOCUMENTS (For 515 Projects - New Construction)

STAGE 1: PRIOR TO CONSTRUCTION CLOSING

    TAX           All Tax Credit documents with state agency:
                  application, reservation,
                  carryover allocation
    B1            Estimate and Certificate of Actual Cost (form
                  #1924-13), fully executed.
    B2            Statement of Budget and Cash Flow (form #1930-7),
                  executed by RHCDS.
    B3-B4         Obligation of Funds (signed by RHCDS - form
                  #1944-51; if prior to obligation,
                  RHCDS form AD 622).
    B6            Utility Allowances (RHCDS Instruction #1944-E
                  Exhibit A-5).
    B7            Identification number of partnership (federal I.D.
                  number).
    B8-B9         Construction contract and architect's contract
                  (executed by RHCDS).
    B10-B14       Name/address/telephone number of partnership s
                  accounting and law firms,
                  managing agent, RHCDS district loan officer, and
                  construction lender.
    B15           Original partnership agreement and all amendments
                  showing filing date.
    B16           Liability/casualty policies or (prior to
                   construction) binders.
    B19-B20       Construction Loan commitment and RHCDS Closing
                    Instructions.
    B2 1          RHCDS Loan Agreement (form #1944-34).
    B22           Option to purchase.
    4NY-F6        Registrant Information Form (from #RI-l) and GP
                  Questionnaire (on forms
                  provided).
    B23           For Individual General Partner: Current statement
                  of financial condition which
                  should  include a breakout of current  assets and  liabilities and a  statement  signed by the  General  Partner(s)
                  reasonably  similar  to "I certify  that the  above  statement contained  herein  as a true  and  accurate
                  statement of my financial condition as of the date states
                  herein."
                  For Corporate General Partner:  Current financial statement of the general partners prepared by an accountant with (i)
                  balance sheet prepared on a classified"   basis,  (ii)
                  income  statement  prepared  on  a "classified"  basis,
                  (iii) statement of cash flow, (iv) notes to financial statements, and a list of all other limited partnerships in which the corporate general partner is a general partner with a balance sheet of each prepared by an accountant on a "classified" basis showing capital contributions, including complete information on any contingent liabilities.

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    B24           RHCDS Previous Participation Certificate (form #1944-37 -
                  fully executed).
    B25           Resume or biographical sketch of G.P. (for a corporate G.P.,
                  Please include articles of incorporation and corporate bylaws, certificate of good standing, latest
                  annual financial statement, prepared by an accountant with (i)
                  balance sheet prepared on a "classified"  basis, (ii) income statement  prepared on a "classified"  basis,  (iii) statement of cash flow, (iv) notes on financial statements, or, for a partnership as G.P., all filed agreements and amendments).
    F6a           Market study or survey (as submitted to RHCDS).
    F6a           Community Profile (on form provided).


STAGE 2: CONSTRUCTION CLOSING

    B40           Fully executed promissory note.
    B4 1          Recorded mortgage or deed of trust.
    B42           Fully executed side agreements.
    B43           Evidence of recent construction draw or
                  Architect's certification that construction
                  has begun.
    B45           Owner's title insurance binder.
    B47           Deed (recorded).
    B49           Property management contract (executed by RHCDS).

STAGE 3: FINAL CLOSING

    B50           Fully executed promissory note.
    B5 1          Recorded mortgage or deed of trust.
    B52           Fully executed side agreements.
    B58           Owner's title insurance policy.
    B59           Certificate of Occupancy or equivalent (as
                  applicable for locality).
    B60           Certificate of Actual Cost (form #1924-13) with
                  accountant's certification attached
                  or all Partial Payment Requests and Statement of Deposits and Withdrawals from RHCDS (if there is not an identity of interest and 1924-13 is not available).

STAGE 4: INITIAL RENT-UP

    F4 RHCDS Tenant Certifications (as they become available).


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                   TAX IRS Form 8609 and extended use agreement.
                   PHOTOS Photos of landscaped project (include negatives).

 PARTNERSHIP DOCUMENTS

-   Recorded Limited Partnership Agreement
-   Development and Administration Agreement
-   Consultation Agreement
-   Legal Opinion


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